EXHIBIT 10(b)

                           LOAN AGREEMENT

                               between

                          NATIONSBANK, N.A.

                             as "Lender"

                                 and

                    INSITUFORM TECHNOLOGIES, INC.

                            as "Borrower"




                      Effective August 20, 1997

                          Table of Contents



1.      Effective Date. . . . . . . . . . . . . . . . . . . . . . .   1

2.      Definitions and Rules of Construction.. . . . . . . . . . .   1
2.1     Listed Definitions. . . . . . . . . . . . . . . . . . . . .   1
        2.2.     Other Definitions. . . . . . . . . . . . . . . . .   1
        2.3.     References to Covered Persons. . . . . . . . . . .   1
        2.4.     Accounting Terms.. . . . . . . . . . . . . . . . .   1
        2.5.     Meaning of Satisfactory. . . . . . . . . . . . . .   1
        2.6.     Computation of Time Periods. . . . . . . . . . . .   2
        2.7.     General. . . . . . . . . . . . . . . . . . . . . .   2

3.      Lender's Commitments. . . . . . . . . . . . . . . . . . . .   2
        3.1.     Revolving Commitment.. . . . . . . . . . . . . . .   2
                 3.1.1.   Revolving Advances. . . . . . . . . . . .   2
                 3.1.2.   Revolving Note. . . . . . . . . . . . . .   3
        3.2.     Letter of Credit Commitment. . . . . . . . . . . .   3

4.      Interest; Yield Protection. . . . . . . . . . . . . . . . .   3
        4.1.     Interest on Draws on Letters of Credit.. . . . . .   3
        4.2.     Alternative Rates and Interest Periods for
                 Tranches of Revolving Loan.. . . . . . . . . . . .   3
        4.3.     Prime Rate.. . . . . . . . . . . . . . . . . . . .   4
        4.4.     Adjusted LIBO Rate.. . . . . . . . . . . . . . . .   4
        4.5.     LIBOR Increment. . . . . . . . . . . . . . . . . .   4
        4.6.     Conversion of Revolving Loan.. . . . . . . . . . .   6
        4.7.     Time of Accrual. . . . . . . . . . . . . . . . . .   6
        4.8.     Computation. . . . . . . . . . . . . . . . . . . .   6
        4.9.     Rate After Maturity. . . . . . . . . . . . . . . .   6
        4.10. Taxes on Payments.. . . . . . . . . . . . . . . . . .   6
        4.11. Compensation for Increase In Costs of LIBOR
                 Tranches.. . . . . . . . . . . . . . . . . . . . .   7
                 4.11.1.  . . . . . . . . . . . . . . . . . . . . .   7
                 4.11.2.  . . . . . . . . . . . . . . . . . . . . .   7
        4.12. Losses on LIBOR Tranches. . . . . . . . . . . . . . .   7

5.      Commitment Fee. . . . . . . . . . . . . . . . . . . . . . .   9

6.      Scheduled Payments. . . . . . . . . . . . . . . . . . . . .   9
        6.1.     Maturity Date. . . . . . . . . . . . . . . . . . .   9
        6.2.     Interest Payments Before Maturity Date.. . . . . .   9

7.      Voluntary Prepayments.. . . . . . . . . . . . . . . . . . .  10

8.      Manner of Payments and Timing of
        Application of Payments.. . . . . . . . . . . . . . . . . .  10
        8.1.     Payment Requirement. . . . . . . . . . . . . . . .  10
        8.2.     Application of Payments and Proceeds.. . . . . . .  10
        8.3.     Returned Instruments.. . . . . . . . . . . . . . .  10
        8.4.     Compelled Return of Payments or
                 Proceeds.. . . . . . . . . . . . . . . . . . . . .  10
        8.5.     Due Dates Not on Business Days.. . . . . . . . . .  11

9.      Procedure for Obtaining Revolving Advances
        and Letters of Credit.. . . . . . . . . . . . . . . . . . .  11
        9.1.     Revolving Advances.. . . . . . . . . . . . . . . .  11
        9.2.     Lender's Right to Make Other Revolving
                 Advances.. . . . . . . . . . . . . . . . . . . . .  11
        9.3.     Letters of Credit. . . . . . . . . . . . . . . . .  11
        9.4.     Amount, Number, and Purpose Restrictions
                 on Revolving Advances. . . . . . . . . . . . . . .  11
        9.5.     Each Request for a Revolving Advance a
                 Certification. . . . . . . . . . . . . . . . . . .  11
        9.6.     Requirements for Every Request for an
                 Revolving Advance. . . . . . . . . . . . . . . . .  12
        9.7.     Requirements for Every Request for
                 Issuance of a Letter of Credit.. . . . . . . . . .  12
        9.8.     Exoneration of Lender. . . . . . . . . . . . . . .  12

10.     Security and Guaranties.. . . . . . . . . . . . . . . . . .  12

11.     Conditions. . . . . . . . . . . . . . . . . . . . . . . . .  13
        11.1. Conditions to Initial Revolving Advance.. . . . . . .  13
                 11.1.1.  Listed Documents and Other
                          Items.. . . . . . . . . . . . . . . . . .  13
                 11.1.2.  Representations and Warranties. . . . . .  13
                 11.1.3.  No Existing Default.. . . . . . . . . . .  13
                 11.1.4.  Payment of Fees.. . . . . . . . . . . . .  14
                 11.1.5.  No Material Adverse Change. . . . . . . .  14
                 11.1.6.  Other Items.. . . . . . . . . . . . . . .  14
        11.2. Conditions to Subsequent Revolving
                 Advances.. . . . . . . . . . . . . . . . . . . . .  14
                 11.2.1.  Conditions to Initial Revolving
                          Advances. . . . . . . . . . . . . . . . .  14
                 11.2.2.  Representations and Warranties. . . . . .  14
                 11.2.3.  No Default. . . . . . . . . . . . . . . .  14
                 11.2.4.  No Material Adverse Change. . . . . . . .  14

12.     Conditions to Issuance of Letters of Credit.. . . . . . . .  14
        12.1. Reimbursement Agreement.. . . . . . . . . . . . . . .  14
        12.2. No Prohibitions.. . . . . . . . . . . . . . . . . . .  15
        12.3. Conditions to Initial Revolving Advances. . . . . . .  15
        12.4. Representations and Warranties. . . . . . . . . . . .  15

        12.5. No Default. . . . . . . . . . . . . . . . . . . . . .  15
        12.6. No Material Adverse Change. . . . . . . . . . . . . .  15

13.     Representations and Warranties. . . . . . . . . . . . . . .  15
        13.1.  Organization and Existence.. . . . . . . . . . . . .  15
        13.2.  Authorization. . . . . . . . . . . . . . . . . . . .  16
        13.3.  Due Execution. . . . . . . . . . . . . . . . . . . .  16
        13.4.  Enforceability of Obligations. . . . . . . . . . . .  16
        13.5.  Burdensome Obligations.. . . . . . . . . . . . . . .  16
        13.6.  Legal Restraints.. . . . . . . . . . . . . . . . . .  16
        13.7.  Labor Disputes.. . . . . . . . . . . . . . . . . . .  16
        13.8.  No Material Proceedings. . . . . . . . . . . . . . .  16
        13.9.  Material Licenses. . . . . . . . . . . . . . . . . .  17
        13.10. Compliance with Material Laws. . . . . . . . . . . .  17
                  13.10.1. General Compliance with
                          Environmental Laws. . . . . . . . . . . .  17
                  13.10.2. Proceedings. . . . . . . . . . . . . . .  17
                  13.10.3. Investigations Regarding
                          Hazardous Materials.. . . . . . . . . . .  17
                  13.10.4. Notices and Reports Regarding
                          Hazardous Materials.. . . . . . . . . . .  17
                  13.10.5. Hazardous Materials on Real
                          Property. . . . . . . . . . . . . . . . .  17
        13.11. Initial Financial Statements.. . . . . . . . . . . .  18
        13.12. No Change in Condition.. . . . . . . . . . . . . . .  18
        13.13. No Defaults. . . . . . . . . . . . . . . . . . . . .  18
        13.14. Tax Liabilities; Governmental Charges. . . . . . . .  18
        13.15. Pension Benefit Plans. . . . . . . . . . . . . . . .  18
                  13.15.1. Prohibited Transactions. . . . . . . . .  18
                  13.15.2. Claims.. . . . . . . . . . . . . . . . .  19
                  13.15.3. Reporting and Disclosure
                          Requirements. . . . . . . . . . . . . . .  19
                  13.15.4. Accumulated Funding
                          Deficiency. . . . . . . . . . . . . . . .  19
                  13.15.5. Multi-employer Plan. . . . . . . . . . .  19
        13.16. Welfare Benefit Plans. . . . . . . . . . . . . . . .  19
        13.17. State of Property. . . . . . . . . . . . . . . . . .  19
        13.18. Subsidiaries and Affiliates. . . . . . . . . . . . .  20
        13.19. Margin Stock.. . . . . . . . . . . . . . . . . . . .  20
        13.20. Hostile Securities Transactions. . . . . . . . . . .  20
        13.21. Investment Company Act, Etc. . . . . . . . . . . . .  20
        13.22. Filings. . . . . . . . . . . . . . . . . . . . . . .  20
        13.23. Broker's Fees. . . . . . . . . . . . . . . . . . . .  20
        13.24. Full Disclosure. . . . . . . . . . . . . . . . . . .  20

14.     Survival of Representations.. . . . . . . . . . . . . . . .  20

15.     Affirmative Covenants.. . . . . . . . . . . . . . . . . . .  21
        15.1. Use of Proceeds.. . . . . . . . . . . . . . . . . . .  21
        15.2. Corporate Existence.. . . . . . . . . . . . . . . . .  21

        15.3. Maintenance of Property and Leases. . . . . . . . . .  21
        15.4. Insurance.. . . . . . . . . . . . . . . . . . . . . .  21
        15.5. Payment of Taxes and Other Obligations. . . . . . . .  21
        15.6. Compliance With Laws. . . . . . . . . . . . . . . . .  22
                 15.6.1.  Environmental Laws. . . . . . . . . . . .  22
                 15.6.2.  Pension Benefit Plans.. . . . . . . . . .  22
        15.7. Discovery and Clean-Up of Hazardous
                 Material.. . . . . . . . . . . . . . . . . . . . .  22
        15.8. Termination of Pension Benefit Plan.. . . . . . . . .  22
        15.9. Notice to Lender of Material Events.. . . . . . . . .  23
                 15.9.1.  . . . . . . . . . . . . . . . . . . . . .  23
                 15.9.2.  . . . . . . . . . . . . . . . . . . . . .  23
                 15.9.3.  . . . . . . . . . . . . . . . . . . . . .  23
                 15.9.4.  . . . . . . . . . . . . . . . . . . . . .  23
                 15.9.5.  . . . . . . . . . . . . . . . . . . . . .  24
                 15.9.6.  . . . . . . . . . . . . . . . . . . . . .  24
                 15.9.7.  . . . . . . . . . . . . . . . . . . . . .  24
                 15.9.8.  . . . . . . . . . . . . . . . . . . . . .  25
                 15.9.9.  . . . . . . . . . . . . . . . . . . . . .  25
        15.10. Borrowing Officer. . . . . . . . . . . . . . . . . .  25
        15.11. Accounting System. . . . . . . . . . . . . . . . . .  25
        15.12. Financial Statements.. . . . . . . . . . . . . . . .  25
                 15.12.1. Annual Financial Statements.. . . . . . .  25
                 15.12.2. Quarterly Financial Statements. . . . . .  26
        15.13. Other Financial Information. . . . . . . . . . . . .  26
                 15.13.1. Stockholder and SEC Reports.. . . . . . .  26
                 15.13.2. Pension Benefit Plan Reports. . . . . . .  26
                 15.13.3. Tax Returns.. . . . . . . . . . . . . . .  26
                 15.13.4. Additional. . . . . . . . . . . . . . . .  27
        15.14. Forecasts or Projections.. . . . . . . . . . . . . .  27
        15.15. Audits by Lender.. . . . . . . . . . . . . . . . . .  27
        15.16. Access to Officers and Auditors. . . . . . . . . . .  27
        15.17. Further Assurances.. . . . . . . . . . . . . . . . .  28

16.     Negative Covenants. . . . . . . . . . . . . . . . . . . . .  28
        16.1. Indebtedness. . . . . . . . . . . . . . . . . . . . .  28
        16.2. Prepayments.. . . . . . . . . . . . . . . . . . . . .  28
        16.3. Security Interests. . . . . . . . . . . . . . . . . .  28
                 16.3.1.  . . . . . . . . . . . . . . . . . . . . .  28
                 16.3.2.  . . . . . . . . . . . . . . . . . . . . .  29
                 16.3.3.  . . . . . . . . . . . . . . . . . . . . .  29
                 16.3.4.  . . . . . . . . . . . . . . . . . . . . .  29
                 16.3.5.  . . . . . . . . . . . . . . . . . . . . .  29
                 16.3.6.  . . . . . . . . . . . . . . . . . . . . .  29
        16.4. Acquisitions. . . . . . . . . . . . . . . . . . . . .  29
                 16.4.1.  . . . . . . . . . . . . . . . . . . . . .  29
                 16.4.2.  . . . . . . . . . . . . . . . . . . . . .  29
                 16.4.3.  . . . . . . . . . . . . . . . . . . . . .  29

                          16.4.3.1.         . . . . . . . . . . . .  29
                          16.4.3.2.         . . . . . . . . . . . .  29
                 16.4.4.  . . . . . . . . . . . . . . . . . . . . .  30
                 16.4.5.  . . . . . . . . . . . . . . . . . . . . .  30
        16.5. Disposal of Property. . . . . . . . . . . . . . . . .  30
        16.6. Restricted Payments.. . . . . . . . . . . . . . . . .  30
        16.7. Mergers and Consolidations. . . . . . . . . . . . . .  30
        16.8. Change of Business. . . . . . . . . . . . . . . . . .  30
        16.9. Transactions With Affiliates. . . . . . . . . . . . .  30
        16.10.Conflicting Agreements, Etc.. . . . . . . . . . . . .  31
        16.11.Sale and Leaseback Transactions.. . . . . . . . . . .  31
        16.12.Fiscal Year.. . . . . . . . . . . . . . . . . . . . .  31
        16.13.Transactions Having a Material Adverse
                 Effect on a Covered Person.. . . . . . . . . . . .  31

17.     Financial Covenants.. . . . . . . . . . . . . . . . . . . .  31
        17.1. Special Definitions.. . . . . . . . . . . . . . . . .  31
        17.2. Minimum Fixed Charge Coverage.. . . . . . . . . . . .  33
        17.3. Minimum Tangible Net Worth. . . . . . . . . . . . . .  33
        17.4. Maximum Funded Debt to EBITDA Ratio.. . . . . . . . .  33
        17.5. Funded Debt to Total Capitalization.. . . . . . . . .  33

18.     Default.. . . . . . . . . . . . . . . . . . . . . . . . . .  33
        18.1. Events of Default.. . . . . . . . . . . . . . . . . .  33
                 18.1.1.  Failure to Pay Principal or
                          Interest. . . . . . . . . . . . . . . . .  33
                 18.1.2.  Failure to Pay Other Amounts Owed
                          to Lender.. . . . . . . . . . . . . . . .  33
                 18.1.3.  Failure to Pay Amounts Owed to
                          Other Persons.. . . . . . . . . . . . . .  33
                 18.1.4.  Acceleration of Other
                          Indebtedness. . . . . . . . . . . . . . .  34
                 18.1.5.  Representations or Warranties.. . . . . .  34
                 18.1.6.  Certain Covenants.. . . . . . . . . . . .  34
                 18.1.7.  Financial Covenants.. . . . . . . . . . .  34
                 18.1.8.  Other Covenants.. . . . . . . . . . . . .  34
                 18.1.9.  Default Under Other Agreements. . . . . .  34
                 18.1.10.  Bankruptcy; Insolvency; Etc. . . . . . .  34
                 18.1.11.  Judgments; Attachment; Etc.. . . . . . .  35
                 18.1.12.  Pension Benefit Plan
                          Termination, Etc. . . . . . . . . . . . .  35
                 18.1.13.  Liquidation or Dissolution.. . . . . . .  35
                 18.1.14.  Seizure of Assets. . . . . . . . . . . .  35
                 18.1.15.  Racketeering Proceeding. . . . . . . . .  36
                 18.1.16.  Loan Documents.. . . . . . . . . . . . .  36
                 18.1.17.  Guaranty Default.. . . . . . . . . . . .  36
                 18.1.18.  Qualified Audit Report.. . . . . . . . .  36
                 18.1.19.  Material Adverse Change. . . . . . . . .  36

        18.2. Rights and Remedies Upon an Event of
                 Default. . . . . . . . . . . . . . . . . . . . . .  36
                 18.2.1.  Cancellation of Commitments.. . . . . . .  36
                 18.2.2.  Acceleration. . . . . . . . . . . . . . .  36
                 18.2.3.  Right of Set-off. . . . . . . . . . . . .  36
                 18.2.4.  Entry Upon Premises and Access to
                          Information.. . . . . . . . . . . . . . .  37
                 18.2.5.  Miscellaneous.. . . . . . . . . . . . . .  37
        18.3. Application of Funds. . . . . . . . . . . . . . . . .  37

19.     General.. . . . . . . . . . . . . . . . . . . . . . . . . .  37
        19.1. Lender's Right to Cure. . . . . . . . . . . . . . . .  37
        19.2. Rights Not Exclusive. . . . . . . . . . . . . . . . .  38
        19.3. Survival of Agreements. . . . . . . . . . . . . . . .  38
        19.4. Sale of Participations. . . . . . . . . . . . . . . .  38
                 19.4.1.  . . . . . . . . . . . . . . . . . . . . .  38
                 19.4.2.  . . . . . . . . . . . . . . . . . . . . .  38
                 19.4.3.  . . . . . . . . . . . . . . . . . . . . .  38
                 19.4.4.  . . . . . . . . . . . . . . . . . . . . .  38
        19.5. Assignments to Affiliates.. . . . . . . . . . . . . .  39
        19.6. Payment of Expenses.. . . . . . . . . . . . . . . . .  39
        19.7. General Indemnity.. . . . . . . . . . . . . . . . . .  39
                 19.7.1.  . . . . . . . . . . . . . . . . . . . . .  39
                 19.7.2.  . . . . . . . . . . . . . . . . . . . . .  40
                 19.7.3.  . . . . . . . . . . . . . . . . . . . . .  40
        19.8. Revolving Loan Records. . . . . . . . . . . . . . . .  40
        19.9. Other Security and Guaranties.. . . . . . . . . . . .  40

20.     Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . .  41
        20.1. Notices.. . . . . . . . . . . . . . . . . . . . . . .  41
        20.2. Amendments, Waivers and Consents. . . . . . . . . . .  41
        20.3. Successors and Assigns. . . . . . . . . . . . . . . .  41
        20.4. Severability. . . . . . . . . . . . . . . . . . . . .  41
        20.5. Counterparts. . . . . . . . . . . . . . . . . . . . .  41
        20.6. Governing Law; No Third Party Rights. . . . . . . . .  42
        20.7. Counterpart Facsimile Execution.. . . . . . . . . . .  42
        20.8. No Other Agreements.. . . . . . . . . . . . . . . . .  42
        20.9. Incorporation By Reference. . . . . . . . . . . . . .  42
        20.10.Negotiated Transaction. . . . . . . . . . . . . . . .  42

21.     Choice of Forum.. . . . . . . . . . . . . . . . . . . . . .  42

22.     Service of Process. . . . . . . . . . . . . . . . . . . . .  43

23.     Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . .  43

24.     Statutory Notice. . . . . . . . . . . . . . . . . . . . . .  43

b.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii

c.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii

d.      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii

e.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iv

g.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iv

h.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  iv

                           LOAN AGREEMENT

        This is an agreement (this "Agreement") executed on August 20, 1997, between INSITUFORM TECHNOLOGIES, INC., as
Borrower, and NATIONSBANK, N.A., successor by merger to The
Boatmen's National Bank of St. Louis, as Lender.

        In consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

1.      Effective Date.  This Agreement is effective August 20,
1997.

2.      Definitions and Rules of Construction.

        2.1 Listed Definitions. Capitalized terms defined in the Glossary and Index of Defined Terms attached hereto as
Exhibit 2.1 shall have such defined meanings wherever used in this Agreement and the other Loan Documents.

        2.2 Other Definitions. If a capitalized term used in this Agreement is not defined in the Glossary and Index of Defined Terms, it shall have such meaning as defined elsewhere herein, or if not defined elsewhere herein, the meaning defined in the UCC.

        2.3 References to Covered Persons. The words Covered Person, a Covered Person, any Covered Person, each Covered Person and every Covered Person refer to Borrower and each of its presently existing or future acquired, organized or created Subsidiaries (other than the Exempted Subsidiaries) separately. The words Covered Persons refer to Borrower and its presently existing or future acquired, organized or created Subsidiaries (other than the Exempted Subsidiaries) collectively.

        2.4 Accounting Terms. Unless the context otherwise requires, accounting terms herein that are not defined herein shall be calculated under GAAP. All financial measurements contemplated hereunder respecting Borrower, including the calculations contemplated under Sections 4.5, 5 and 17, shall be made and calculated for Borrower and all of its presently existing or future acquired, organized or created Subsidiaries, unless otherwise expressly provided otherwise herein, on a consolidated basis in accordance with GAAP, and shall be so made or calculated based on the Financial Statements no earlier than the delivery thereof as required hereunder.

        2.5 Meaning of Satisfactory. Wherever herein a document or matter is required to be satisfactory to Lender, unless expressly stated otherwise such document must be satisfactory to Lender in both form and substance, and unless expressly stated otherwise, Lender shall have the discretion to determine whether the document or matter is satisfactory, but such determination must be commercially reasonable under the circumstances. Any such determination that is based upon customary banking practice or regulatory requirements shall be conclusively deemed to be commercially reasonable.

        2.6 Computation of Time Periods. In the computation of periods of time from a specified date to a later specified date, the word from shall mean from and including and the words to and until shall each mean to but excluding. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed, and references in this Agreement to months and years shall be to calendar months and calendar years unless otherwise specified.

        2.7 General. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders;
(iv) including is not limiting; (v) or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words hereof, herein, hereby, hereunder and similar terms in this Agreement refer to this Agreement as a whole, including its Exhibits, and not to any particular provision of this Agreement; (vii) the word Section or section and Page or page refer to a section or page, respectively, and the word Exhibit refers to an Exhibit to this Agreement unless it expressly refers to something else; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and
(ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

3. Lender's Commitments. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower herein, and the representations and warranties of Guarantors in their respective Guaranties, Lender makes the following commitments to Borrower:

        3.1      Revolving Commitment.

                 3.1.1  Revolving Advances.  Lender will make
available from the Effective Date to the Maturity Date, a Revolving Commitment of $20,000,000, or such lesser Dollar amount to which it may have been changed as provided herein, available as Revolving Advances made from time to time as provided herein. Subject to any limitations herein, payments and prepayments that are applied to reduce the Revolving Loan may be reborrowed. Borrower may reduce the amount of the Revolving Commitment in whole multiples of $1,000,000 at any time and from time to time, or to zero at any time, but only if (i) Borrower gives Lender written notice of Borrower's intention to make such reduction at least one Business Day prior to the effective date of the reduction, (ii) Borrower makes a prepayment on the Revolving Loan in the amount (if any) by which the sum of the Revolving Loan and the Letter of Credit Exposure exceeds the amount of the Revolving Commitment, and (iii) Borrower pays any amount that is due to Lender under Section 4.12 as a consequence of reduction. Any such reduction of the amount of the Revolving Commitment, whether scheduled or voluntary, shall be permanent. No Revolving Advance will be made on or after the Maturity Date. At any time that there is an Existing Default, the Revolving Commitment may be canceled as provided in Section 18.2.1.

                 3.1.2  Revolving Note.  The obligation of
Borrower to repay Lender's Revolving Loan shall be evidenced by a promissory note payable to the order of Lender in a maximum principal amount equal to the amount of the Revolving Commitment in the form attached hereto as Exhibit 3.1.2, dated the Effective Date.

        3.2 Letter of Credit Commitment. Lender commits to issue standby letters of credit and commercial letters of credit for the account of Borrower or any of its Subsidiaries (other than Exempted Subsidiaries) from time to time from the Effective Date to the Maturity Date, but only in connection with transactions satisfactory to Lender and only if the Letter of Credit Exposure will not as a result of such issuance exceed the lesser of (i) $5,000,000 and (ii) any excess of the amount of the Revolving Commitment over the Revolving Loan. The expiration date of any Letter of Credit will not be more than one year after
its issuance date.   The expiration date of any Letter of Credit
also will not be later than the Maturity Date unless Borrower provides cash collateral satisfactory to Lender to cover the Letter of Credit Exposure subsequent to the Maturity Date.

4.      Interest; Yield Protection.

        4.1 Interest on Draws on Letters of Credit. Borrower shall pay interest on the unreimbursed amount of each draw on a Letter of Credit at the Prime Rate.

        4.2 Alternative Rates and Interest Periods for Tranches of Revolving Loan. The Revolving Loan may have one Tranche or multiple Tranches as provided herein and each Tranche shall bear interest at either the Prime Rate or the Adjusted LIBO Rate as designated by Borrower as provided herein, provided that no LIBOR Tranche may be less than $100,000 and there may be no more than ten different LIBOR Tranches at any one time. If Borrower designates a Tranche to be a LIBOR Tranche, Borrower shall also select an Interest Period for it. The Interest Period shall be either one, two, three, four or six months; provided that (i) if any Interest Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day in that calendar month unless the next succeeding Business Day would be in the following calendar month, in which case it shall expire on the first preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (iii) no Interest Period shall extend beyond the Maturity Date. If a Tranche is a LIBOR Tranche, it shall bear interest at the Adjusted LIBO Rate throughout the applicable Interest Period designated by Borrower as provided herein.

        4.3 Prime Rate. The "Prime Rate" shall be the per annum rate of interest established from time to time by Lender as its prime rate. Any change in the Prime Rate shall be effective with respect to each Prime Rate Tranche for the entire day on which such Prime Rate change is designated by Lender to be effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer of Lender.

        4.4 Adjusted LIBO Rate. The "Adjusted LIBO Rate" for any LIBOR Tranche shall be the LIBO Rate (which shall be determined before the beginning of the Interest Period for such Tranche as provided herein and shall apply throughout such Interest Period) plus the LIBOR Increment determined from time to time with respect to such Tranche as provided in Section 4.5.
The "LIBO Rate" shall be the interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the quotient of

        (i) the rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Dollar deposits in immediately available funds, approximately equal in amount to such Tranche and for a maturity equal to the applicable Interest Period, are offered or available in the London Interbank Market for Eurodollars as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period as reported on Dow Jones Markets Page 3750 (or any successor page), or if such page is not available, as appearing on Reuters Screen LIBO Page; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%);

        divided by

        (ii) a number equal to one minus the decimal equivalent of the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D); provided, however, that without limiting the effect of the foregoing, such maximum rate shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined, or
        (ii) any category of extensions of credit or other assets which include a LIBOR Tranche. The Adjusted LIBO Rate shall be adjusted automatically on and as of the effective date of any change in such reserve requirement.

        4.5 LIBOR Increment. The applicable LIBOR Increment shall be determined on the Effective Date and quarterly thereafter in accordance with the following table and based upon both the ratio of Borrower's Funded Debt to EBITDA and the ratio of Borrower's Funded Debt to Total Capitalization, with Funded Debt and Total Capitalization being determined as of the end of each fiscal quarter of Borrower and EBITDA being determined for the four fiscal quarters then ended:

                       Ratio of Funded Debt to EBITDA
Ratio of Funded Debt to    >3.0     <3.0>2.0         <2.0
Total Capitalization

>0.65                      1.50%    1.25%            1.00%    LIBOR Increment

<0.65>0.50                 1.25%    1.00%            0.75%    LIBOR Increment

<0.50                      1.00%    0.75%            0.50%    LIBOR Increment


The initial LIBOR Increment shall be determined based on Borrower's Funded Debt and Total Capitalization as of the end of Borrower's fiscal quarter ended June 30, 1997, and Borrower's EBITDA for the four quarters then ended. Any change in the LIBOR Increment shall become applicable, in the case of the first three fiscal quarters of any fiscal year, on the 50th day, and in the case of the fourth fiscal quarter of any fiscal year, on the 105th day of the first fiscal quarter beginning after the end of the fiscal period covered by the most recent Financial Statements required to be delivered to Lender as provided in Sections
15.12.1 or 15.12.2, as the case may be. If Borrower does not deliver its Financial Statements for a fiscal period to Lender before the 50th day, in the case of the first three fiscal quarters of any fiscal year, and before the 105th day, in the case of the fourth fiscal quarter of any fiscal year, of the first fiscal quarter beginning thereafter, the highest possible LIBOR Increment shall become applicable on the 50th day or 105th day, respectively, of such subsequent fiscal quarter and shall remain applicable until, but only until, Borrower delivers such Financial Statements to Lender. As used in the foregoing table, the symbol ">" means "equal to or greater than" and the symbol "<" means "less than".

        4.6      Conversion of Revolving Loan.  Borrower may
(i) at any time convert some or all of a Prime Rate Tranche to a LIBOR Tranche, or (ii) at the end of any Interest Period of a LIBOR Tranche, continue some or all of such LIBOR Tranche as a LIBOR Tranche for an additional Interest Period or convert some or all of such LIBOR Tranche to a Prime Rate Tranche, and the amount so converted or continued shall constitute a separate Tranche, but if such Tranche is a LIBOR Tranche, it may not be less than the lesser of the amount of the Revolving Loan or $100,000. To cause any conversion or continuation, Borrower shall give Lender, prior to 11:00 a.m., St. Louis time, two (2) Business Days prior to the date the conversion or continuation is to be effective (the "Conversion Date"), a written request (which may be mailed, personally delivered or telecopied as provided in
Section 20.1) (a "Notice of Conversion/Continuation")
(i) specifying whether a conversion or continuation is requested and the amount thereof, (ii) in the case of a conversion, specifying whether the applicable Tranche is to be a LIBOR Tranche or Prime Rate Tranche upon the conversion, and (iii) in the case of conversion to or continuation of a LIBOR Tranche, specifying the Interest Period therefor. If a Notice of Conversion/Continuation is not made by 11:00 a.m. St. Louis time on the second Business Day preceding the last day of the Interest Period if the Tranche is a LIBOR Tranche, then Borrower shall be deemed to have timely given a Notice of Conversion/Continuation to Lender requesting to convert the Tranche to an Prime Rate Tranche. If the Revolving Loan is a LIBOR Tranche, any conversion or continuation shall become effective only on the day following the last day of the current Interest Period.

        4.7 Time of Accrual. Interest shall accrue on all principal amounts outstanding from the date when first outstanding to the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

        4.8 Computation. Interest shall be computed for the actual days elapsed over a year deemed to consist of 360 days.

        4.9 Rate After Maturity. Borrower shall pay interest on the Revolving Loan after its Maturity, and (at the option of Lender) on the Revolving Loan and on the other Loan Obligations after the occurrence of an Event of Default, at a rate per annum of 2% plus the Prime Rate.

        4.10 Taxes on Payments. If any Tax is required to be withheld or deducted by Borrower from, or is otherwise payable by Borrower in connection with, any payment due from Borrower to Lender under the Loan Documents, Borrower (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with applicable Law and (ii) shall pay to Lender, as applicable, (a) such additional amounts as may be necessary so that the net amount received by Lender with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under the Loan Documents, and (b) an amount equal to all Taxes payable by Lender as a result of payments made by Borrower (whether to a taxing authority or to Lender) pursuant to this Section. If any Tax is withheld or deducted from, or is otherwise payable by Borrower in connection with, any payment due to Lender under the Loan Documents, Borrower shall, within 30 days after the date of such payment, furnish to Lender, as applicable, the original or a certified copy of a receipt for such Tax from the applicable taxing authority. If any payment due to Lender under the Loan Documents is or is expected to be made without withholding or deducting therefrom, or otherwise paying in connection therewith, any Tax payable to any taxing authority under circumstances that would lead Lender to reasonably believe such withholding or deduction is required, Borrower shall, within 30 days after any request from Lender, as applicable, furnish to Lender a certificate from such taxing authority, or an opinion of counsel satisfactory to Lender, in either case stating that no Tax payable to such taxing authority was or is, as the case may be, required to be withheld or deducted from, or otherwise paid by Borrower in connection with, such payment. For purposes of this Section only, the term "Tax" shall not be deemed to include any tax based upon net income, such as but not limited to the tax on net income imposed under the Code and similar state or international income taxes.

        4.11 Compensation for Increase In Costs of LIBOR Tranches. If after the Execution Date there is any change in any Law or in any rule, order, or guideline of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and including but not limited to any imposition or increase of reserve requirements) and as a result thereof or as a result of compliance therewith by Lender or its parent holding company:

                 4.11.1 Lender is subject to any Tax, duty or other charge with respect to a LIBOR Tranche, or the basis of taxation of payments to Lender of the principal of or interest with respect to such Tranche, or its obligation to make any Revolving Advance that could be a LIBOR Tranche, change (except for changes in the rate of Tax on the overall net income of Lender imposed by the United States or other jurisdiction in which Lender's principal executive office is located); or

                 4.11.2  any reserve (including, without
limitation, any imposed by the FRB), special deposit, compulsory loan, assessment, or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender is imposed or deemed applicable or any other condition affecting a LIBOR Revolving Loan is imposed on Lender or the London Interbank Market;

and as a result thereof there is any increase in the cost to Lender of agreeing to maintain a LIBOR Tranche (except to the extent already included in the determination of the applicable LIBO Rate), or there is a reduction in the amount received or receivable by Lender, then Borrower shall from time to time pay to Lender additional amounts sufficient to compensate Lender in the amount of such increased cost. If Lender claims compensation under this Section, Lender shall furnish a certificate to Borrower that states in reasonable detail the additional amount or amounts to be paid to it hereunder and the basis therefor. Borrower shall have the burden of proving that any such certificate is not correct.

        4.12 Losses on LIBOR Tranches. Borrower shall pay to Lender upon demand an amount sufficient to compensate Lender for all loss and expense suffered by Lender, including but not limited to loss of profit and the cost of acquiring funds to carry a LIBOR Tranche, (i) if any prepayment or repayment with respect to such LIBOR Tranche or conversion of such LIBOR Tranche to an Prime Rate Tranche, whether or not required hereby, occurs on a date which is not the last day of the applicable Interest Period, or (ii) if Borrower fails to repay such LIBOR Tranche when required by the terms of this Agreement. The minimum that Borrower shall be obligated to pay to Lender in any such event shall be an amount equal to (x) the greater of zero or

                   [Ax(B-C)xD]
                   -----------
                       360
wherein

        A is the Affected Principal Amount;

        B is the decimal equivalent of the LIBO Rate that is payable by Borrower with respect to such LIBOR Tranche;

        C is the decimal equivalent of the LIBO Rate determined as provided in Section 4.4 that would apply to a hypothetical LIBOR Tranche created on the last Business Day on or before the first day of the Remaining Interest Period and whose amount and whose Interest Period were approximately equal, as determined by Lender, to the

        Affected Principal Amount and the Remaining Interest
        Period; and

        D is the number of days from and including the first day of the Remaining Interest Period to but excluding the last day of the Remaining Interest Period;

plus (y) any other out-of-pocket loss or expense (including any internal processing charge customarily charged by Lender) suffered by Lender in liquidating deposits prior to maturity in amounts which correspond to the Affected Principal Amount.

For purposes of this Section:

        "Affected Principal Amount" means, as applicable, (i) the entire principal amount of the applicable LIBOR Tranche that Borrower fails to repay when required by the terms of this Agreement, or (ii) the amount of any prepayment or repayment with respect to such LIBOR Tranche that occurs, or the entire amount of such LIBOR Tranche if it converts to an Prime Rate Tranche, whether or not required hereby, on a date which is not the last day of the Interest Period therefor.

        "Remaining Interest Period" means, as applicable, (i) a period equal in duration to the Interest Period of such LIBOR Tranche if Borrower has failed to repay it when required by the terms of this Agreement, or (ii) if a prepayment or repayment with respect to such LIBOR Tranche, or such LIBOR Tranche converts to an Prime Rate Tranche, whether or not required hereby, prior to the last day of the Interest Period therefor, the period from and including the date thereof to but excluding the last day of such Interest Period.

If Lender claims compensation under this Section, Lender will furnish a certificate to Borrower that states in reasonable detail the additional amount to be paid to it hereunder and includes a description of the method used by Lender in calculating such amount. Borrower will have the burden of proving that the amount of any such additional compensation calculated by Lender is not correct. Any compensation payable by Borrower to Lender under this Section will be payable without regard to whether Lender has funded the applicable Tranche through the purchase of deposits in an amount or of a maturity corresponding to the deposits used as a reference in determining the LIBO Rate under Section 4.4.

5. Commitment Fee. Borrower shall pay to Lender a "Commitment Fee" calculated by applying the daily equivalent (calculated as if a year consisted of 360 days) of the Commitment Fee Rate to the Unused Revolving Commitment on each day during the period from the Effective Date to the Maturity Date. The "Unused Revolving Commitment" on any day shall be the amount of the Revolving Commitment minus the sum of the Revolving Loan and the Letter of Credit Exposure. The "Commitment Fee Rate" shall be an annual rate of 0.25% if the ratio of Borrower's Funded Debt to EBITDA is greater than or equal to 3.0 to 1.0, or 0.1875% if the ratio of Borrower's Funded Debt to EBITDA is less than 3.0 to
1.0. Funded Debt and EBITDA and any change in the Commitment Fee Rate shall be determined and become effective as provided in
Section 4.5. The Commitment Fee shall be payable quarterly in arrears, commencing on the first day of the first calendar quarter beginning after the Effective Date and continuing on the first day of each calendar quarter thereafter and on the Maturity Date.

6.      Scheduled Payments.

        6.1 Maturity Date. Borrower shall repay the Revolving Loan and all unpaid accrued interest thereon on September 1, 2000. The foregoing notwithstanding, the amount of each Revolving Advance that is used for funding of amounts payable by Borrower in connection with any particular Permitted Acquisition shall be repaid six months after the date of the first Revolving Advance used for such funding (an "Interim Repayment"), together with all unpaid accrued interest on such amount. Any such Interim Repayment will be applied by Lender first to reduce any outstanding Prime Rate Tranche used for funding such Permitted Acquisition and then to reduce any outstanding LIBOR Tranches used for funding such Permitted Acquisition in the order of the maturities of their Interest Periods, and Borrower shall pay any amount that is due under
Section 4.12 as a consequence of the reduction of such LIBOR
Tranches.

        6.2 Interest Payments Before Maturity Date. While a Tranche is an Prime Rate Tranche, Borrower shall pay interest accrued thereon monthly in arrears, commencing on the first day of the first calendar month beginning after the Effective Date, and continuing on the first day of each calendar month thereafter until the Maturity Date. While a Tranche is a LIBOR Tranche, Borrower shall, until the Maturity Date, pay interest accrued thereon in arrears at the end of the applicable Interest Period, and in addition, if the Interest Period is longer than three months, quarterly on the last Business Day of each calendar quarter ended during such Interest Period.

7.      Voluntary Prepayments.    Borrower may wholly prepay the
Revolving Loan at any time and may make partial prepayments thereon from time to time, without penalty or premium, but only if (i) Borrower gives Lender written notice (which may be mailed, personally delivered or telecopied as provided in Section 20.1) of Borrower's intention to make such prepayment at least one Business Day prior to tendering the prepayment, (ii) the total amount of the prepayment is a whole multiple of $500,000,
(iii) Borrower pays any accrued interest on the amount prepaid at the time of such prepayment, and (iv) Borrower pay any amount that is due under Section 4.12 as a consequence of such prepayment. Each such prepayment on the Revolving Loan will be applied by Lender first to reduce any outstanding Prime Rate Tranche and then to reduce any outstanding LIBOR Tranches in the order of the maturities of their Interest Periods.

8.      Manner of Payments and Timing of Application of Payments.

        8.1 Payment Requirement. Unless expressly provided to the contrary elsewhere herein, Borrower shall make each payment on the Loan Obligations to Lender as required under the Loan Documents at the Lending Office. All such payments shall be made in Dollars on the date when due, without deduction, set-off or counterclaim.

        8.2 Application of Payments and Proceeds. All payments received by Lender in immediately available funds at or before 12:00 noon, St. Louis time, on a Business Day will be applied to the relevant Loan Obligation on the same day. Such payments received on a day that is not a Business Day or after 12:00 noon on a Business Day will be applied to the relevant Loan Obligation on the next Business Day.

        8.3 Returned Instruments. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, the application of the payment to the Loan Obligations will be reversed and will be treated as never having been made.

        8.4      Compelled Return of Payments or Proceeds.  If
Lender is for any reason compelled to surrender any payment because such payment is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement, the Guaranty and the Loan Obligations to which such payment was applied or intended to be applied shall be revived with respect thereto as if such application was never made; and Borrower shall be liable to pay to Lender, and shall indemnify Lender for and hold Lender harmless from any loss with respect to, the amount of such payment surrendered. This Section shall be effective notwithstanding any contrary action Lender may take in reliance upon its receipt of any such payment. Any such contrary action so taken by Lender shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment having become final and indefeasible. The provisions of this Section shall survive termination of the Commitment, the expiration of the Letters of Credit and the payment and satisfaction of all of the Loan Obligations.

        8.5 Due Dates Not on Business Days. If any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day; provided, however, that if the next Business Day would be in the next calendar month, such payment shall instead be due on the immediately preceding Business Day.

9.      Procedure for Obtaining Revolving Advances and Letters of
Credit.

        9.1 Revolving Advances. Borrower may request a Revolving Advance by submitting a request therefor to Lender. Every request for a Revolving Advance shall specify a date when the Revolving Advance is requested to be made (the "Revolving Advance Date") and shall be irrevocable. A request for a Revolving Advance received by Lender on a day that is not a Business Day or that is received by Lender after 11:00 a.m.
(St. Louis time) on a Business Day shall be treated as having been received by Lender at 11:00 a.m. (St. Louis time) on the next Business Day. Provided that all conditions precedent herein to a requested Revolving Advance have been satisfied, Lender will make the amount of such requested Revolving Advance available to Borrower on the applicable Revolving Advance Date in immediately available funds in Dollars at the Lending Office. Such funds will be deposited in an account of Borrower's at the Lending Office unless Borrower gives Lender contrary specific disbursement instructions satisfactory to Lender.

        9.2 Lender's Right to Make Other Revolving Advances. If Borrower has at any time not paid a Loan Obligation when it is due and any grace period for payment thereof has elapsed, Lender shall have the right to make a Revolving Advance to pay such Loan Obligation. Lender will give notice to Borrower after any such Revolving Advance is made. Any such Revolving Advance will be an Prime Rate Tranche.

        9.3 Letters of Credit. Borrower may request the issuance of a Letter of Credit by submitting an issuance request to Lender and executing the reimbursement agreement required under Section 12.1 no less than five Business Days prior to the requested issue date for such Letter of Credit. If all conditions herein to issuance of such Letter of Credit have been satisfied, Lender will issue such Letter of Credit on the requested issue date.

        9.4 Amount, Number, and Purpose Restrictions on Revolving Advances. No Revolving Advance will be made unless it is a whole multiple of $10,000 and not less than $100,000, but if a Revolving Advance will be a LIBOR Tranche, it shall not be less than $100,000. On any one day, no more than one Revolving Advance will be made. Revolving Advances will only be made for the purposes permitted in Section 15.1.

        9.5 Each Request for a Revolving Advance a Certification. Each submittal by Borrower of a request for a Revolving Advance shall constitute a certification by Borrower that (i) there is no Existing Default, (ii) all representations and warranties of Borrower in this Agreement and each Guarantor in its Guaranty are then true, with such exceptions as have been disclosed to Lender in writing by Borrower or such Guarantor, and will be true on the Revolving Advance Date, as if then made, with such exceptions as have been disclosed to Lender in writing by Borrower or such Guarantor, except that with respect to the representations and warranties made regarding Financial Statements or financial data, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered by Borrower or such Guarantor to Lender, and (iii) all conditions herein and in the other Loan Documents to the making of the requested Revolving Advance have been satisfied.

        9.6 Requirements for Every Request for an Revolving Advance. A request to Lender for an Revolving Advance may be oral or in writing, shall be from a Borrowing Officer, and shall specify the amount of the Revolving Advance to be made, the Revolving Advance Date, whether the Revolving Advance will be used to fund payment of amounts payable by Borrower with respect to a Permitted Acquisition, which portion, if any, of the Revolving Advance is to be an Prime Rate Tranche and, if any, each portion of the Revolving Advance that is to be a separate LIBOR Tranche and the Interest Period therefor. If a request for an Revolving Advance does not fully meet the foregoing requirements, Lender may reject it and not treat it as a request for a Revolving Advance.

        9.7 Requirements for Every Request for Issuance of a Letter of Credit. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section 20.1) from a Borrowing Officer to Lender that specifies the amount, requested issue date (which shall be a Business Day and in no event later than 180 days before the Maturity Date) and beneficiary of the requested Letter of Credit and other information necessary for its issuance shall be treated as an issuance request for purposes hereof.

        9.8 Exoneration of Lender. Lender shall not incur any liability to Borrower for treating a request that meets the express requirements of Section 9.6 or Section 9.7 as a request for an Revolving Advance or a request for issuance of a Letter of Credit Request, as applicable, if Lender believes in good faith that the Person making the request is a Borrowing Officer.
Lender shall not incur any liability to Borrower for failing to treat any such request as a request for and Revolving Advance or a request for issuance of a Letter of Credit, as applicable, if Lender believes in good faith that the Person making the request is not a Borrowing Officer.

10. Security and Guaranties. As security for payment and performance of the Loan Obligations, Borrower shall cause to be executed and delivered to Lender the unconditional, joint and several guaranty of the Loan Obligations, in the form attached hereto as Exhibit 10-A, by every Subsidiary of Borrower listed on
Exhibit 10-B hereto. If any fiscal year end balance sheet and income statements of any Subsidiary of Borrower organized under the laws of the United States or a state of the United States existing on the Execution Date (other than an Exempted Subsidiary or a domesticated foreign Subsidiary) that is not listed on
Exhibit 10-B reflects that the assets (excluding all intercompany items) of such Subsidiary total $1,000,000 or more as of the end of such fiscal year, or the revenues (excluding all intercompany items) of such Subsidiary were $1,000,000 or more in such fiscal year, then Borrower shall cause such Subsidiary to become a Guarantor by executing and delivering to Lender no later than 90 days after the end of the relevant fiscal year a joinder to the Guaranty satisfactory to Lender. If the assets (excluding all intercompany items) of any Subsidiary of Borrower organized under the laws of the United States or a state of the United
States, other than a domesticated foreign subsidiary, created or acquired after the Execution Date total $1,000,000 based on its balance sheet as of the date of its creation or acquisition or the end of any fiscal quarter ended thereafter in the then current fiscal year, or as of the end of any fiscal year ended thereafter, or if the revenues (excluding all intercompany items) of such a Subsidiary were $1,000,000 or more as reflected in its income statements for its latest fiscal year ended before such acquisition or any four consecutive fiscal quarters ended after its creation or acquisition and in its then current fiscal year, or for any fiscal year ended thereafter, then Borrower shall cause such Subsidiary to become a Guarantor by executing and delivering to Lender no later than 90 days after the end of the relevant fiscal period a joinder to the Guaranty satisfactory to Lender. If Borrower at any time transfers any of its assets to a Subsidiary organized under the laws of the United States or a state of the United states, other than a domesticated foreign subsidiary, and as a consequence the assets of such Subsidiary (excluding all intercompany items) total $1,000,000 or more as of the date of such transfer or the end of its first fiscal quarter ended thereafter, then Borrower shall cause such Subsidiary, if not then a Guarantor, to become a Guarantor by executing and delivering to Lender no later than 90 days after such transfer or fiscal quarter-end a joinder to the Guaranty satisfactory to Lender. Each and every obligation to deliver the Guaranty, or join any Guarantor thereto, contained under this Section 10, shall be subject to the prior or contemporaneous execution and delivery by Lender of such agreements as are contemplated by
Section 9.8(e) of the Note Purchase Agreement.  Upon Final
Payment, Lender will release the Guaranty, subject to reinstatement as contemplated in Section 8.4.

11.     Conditions.

        11.1 Conditions to Initial Revolving Advance. Lender will have no obligation to fund the initial Revolving Advance unless:

                 11.1.1 Listed Documents and Other Items. Lender shall have received on or before the Effective Date all of the documents and other items listed or described in Exhibit 11.1.1 hereto as being conditions to the initial Revolving Advances, with each being satisfactory to Lender and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated.

                 11.1.2. Representations and Warranties. The representations and warranties contained herein (except the representations and warranties in Section 13.18 and as expressly otherwise contemplated herein) shall be true and correct in all material respects as of the time of such Revolving Advance and with the same force and effect as if made at such time with such exceptions as are satisfactory to Lender (and acknowledged by Lender in writing) and have been previously disclosed to Lender in writing by Borrower, and except that representations and warranties made regarding financial data in Section 13.11 such representations and warranties shall be deemed made with respect to the most recent Financial Statements delivered by Borrower to Lender.

                 11.1.3 No Existing Default.  There shall be no
Existing Default and no Default or Event of Default will occur as a result of the making of the Revolving Advance or Borrower's use of the proceeds thereof.

                 11.1.4 Payment of Fees. Borrower shall have paid and reimbursed to Lender all fees, costs and expenses that are payable or reimbursable to Lender hereunder on or before the date of the Revolving Advance.

                 11.1.5 No Material Adverse Change. There shall not have been any change since the date of the Initial Financial
Statements which has had or is reasonably likely to have a Material Adverse Effect.

                 11.1.6 Other Items. Lender shall have received on or before the Effective Date such other consents and approvals required to be obtained by Borrower and an opinion of counsel meeting the requirements in the specification for the opinion of counsel attached to Exhibit 11.1.1.

        11.2     Conditions to Subsequent Revolving Advances.
Lender will have no obligation to fund any Revolving Advance after the initial Revolving Advance unless:

                 11.2.1 Conditions to Initial Revolving Advances.
All of the conditions in Section 11.1 except the condition stated in Section 11.1.2., have been and remain satisfied.

                 11.2.2 Representations and Warranties. The representations and warranties contained herein (except the representations and warranties in Section 13.18 and as expressly otherwise contemplated herein) shall be true and correct in all material respects as of the time of such Revolving Advance and with the same force and effect as if made at such time, with such exceptions as are satisfactory to Lender (as acknowledged by Lender in writing) and have been previously disclosed to Lender in writing by Borrower, and except that with respect to the representations and warranties made regarding financial data in
Section 13.11, such representations and warranties shall be deemed made with respect to the most recent Financial Statements delivered by Borrower to Lender.

                 11.2.3 No Default.  There shall be no Existing
Default and no Default or Event of Default will occur as a result of the making of the Revolving Advance or Borrower's use of the proceeds thereof.

                 11.2.4 No Material Adverse Change. Since the date of the most recent prior Revolving Advance or issuance of a Letter of Credit there shall not have been any change which has had or is reasonably likely to have a Material Adverse Effect.

12. Conditions to Issuance of Letters of Credit. No Letter of Credit will be issued unless as of the time of such issuance:

        12.1 Reimbursement Agreement. Borrower shall have executed and delivered to Lender an agreement, in Lender's customary form, under which Borrower undertakes to reimburse to Lender on demand the amount of each draw on such Letter of Credit, together with interest from the date of the draw at the same rate as is then accruing on the Revolving Loan. In the case of any conflict between such agreement and this Agreement, this Agreement shall be controlling.

        12.2 No Prohibitions. No order, judgment or decree of any Governmental Authority shall exist which purports by its terms to enjoin or restrain Lender from issuing such Letter of Credit, and no Law or request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall exist which prohibits, or requests that Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or imposes upon Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Lender is not otherwise compensable by Borrower hereunder).

        12.3 Conditions to Initial Revolving Advances. All of the conditions in Section 11.1 have been and remain satisfied.

        12.4 Representations and Warranties. The representations and warranties contained herein (except the representations and warranties in Section 13.18 and as expressly otherwise contemplated herein) shall be true and correct in all material respects as of the time of issuance of such Letter of Credit and with the same force and effect as if made at such time, with such exceptions (but only in the case of a Letter of Credit whose issuance is requested after the date hereof as are satisfactory to Lender (as acknowledged by Lender in writing) and have been previously disclosed to Lender in writing by Borrower, and except that with respect to the representations and warranties made regarding financial data in Section 13.11, such representations and warranties shall be deemed made with respect to the most recent Financial Statements delivered by Borrower to Lender.

        12.5. No Default. There shall be no Existing Default and no Default or Event of Default will occur as a result of the issuance of the Letter of Credit or Borrower's use thereof.

        12.6. No Material Adverse Change. Since the date of the most recent prior Revolving Advance or issuance of a Letter of Credit, if any, there shall not have been any change which has had or is reasonably likely to have a Material Adverse Effect.

13. Representations and Warranties. Except as otherwise described in the disclosure schedule that is attached hereto as
Exhibit 13 (the "Disclosure Schedule"), Borrower represents and warrants to Lender as follows:

        13.1 Organization and Existence. Each Covered Person is duly organized and existing in good standing under the laws of the state of its organization, is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify will not have a Material Adverse Effect. Each Covered Person has the power and authority to own its properties and carry on its business as now being conducted.

        13.2 Authorization. Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder, and the Loan Documents to which it is a party have been duly authorized by all requisite corporate (or, if not a corporation, comparable) action of each Covered Person. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery or performance of this Agreement and the other Loan Documents, except for those already duly obtained or explicitly contemplated hereunder.

        13.3     Due Execution.  Every Loan Document to which a
Covered Person is a party has been executed on behalf of such Covered Person by a legally competent Person duly authorized to do so.

        13.4     Enforceability of Obligations.  Each of the Loan
Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles of general application.

        13.5 Burdensome Obligations. No Covered Person is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Covered Person which would, if performed by such Covered Person, result in a Default or Event of Default either immediately or upon the elapsing of time.

        13.6 Legal Restraints. The execution of any Loan Document by a Covered Person will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property. The performance by any Covered Person of its obligations under any Loan Document to which it is a party will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property.

        13.7 Labor Disputes. There is no pending or, to Borrower's knowledge, threatened, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Covered Person or its employees, which is reasonably likely to have a Material Adverse Effect.

        13.8 No Material Proceedings. There are no Material Proceedings pending or, to the best knowledge of Borrower, threatened, other than as described in item 13.8 of the Disclosure Schedule or in Item 3 of Borrower's 1996 Form 10-K or in Item 1 of Part II of Borrower's 1997 Form 10-Qs, copies of which have been furnished to Lender.

        13.9 Material Licenses. All Material Licenses have been obtained or exist for each Covered Person.

        13.10    Compliance with Material Laws.  Each Covered
Person is in compliance with all Material Laws. Without limiting the generality of the foregoing:

                 13.10.1 General Compliance with Environmental Laws. The operations and employee compensation practices of every Covered Person comply in all material respects with all applicable Environmental Laws, the failure to comply with which is reasonably likely to have a Material Adverse Effect.

                 13.10.2 Proceedings. None of the operations of any Covered Person are the subject of any judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Laws, which violation is reasonably likely to have a Material Adverse Effect.

                 13.10.3 Investigations Regarding Hazardous
Materials. None of the operations of any Covered Person are the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which are reasonably likely to have a Material Adverse Effect.

                 13.10.4 Notices and Reports Regarding Hazardous Materials. No notice or report under any Environmental Law indicating a past or present spill or release into the environment of any Hazardous Material from any property owned or operated by a Covered Person has been filed within the immediately preceding four fiscal years of such Covered Person, or is required to be filed by any Covered Person, which spill or release is reasonably likely to result in a Material Adverse Effect.

                 13.10.5 Hazardous Materials on Real Property. No Covered Person, nor to Borrower's knowledge, any other Person, has at any time transported, stored, disposed of, generated or released any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by such Covered Person, which event is reasonably likely to have a Material Adverse Effect. Borrower has no knowledge of any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by such Covered Person, which is reasonably likely to have a Material Adverse Effect. No property of such Covered Person is subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a spill or release of Hazardous Material into the environment, which is reasonably likely to have a Material Adverse Effect.

        13.11 Initial Financial Statements. The Financial Statements of Borrower as of June 30, 1997, as delivered to Lender by Borrower, are complete and correct in all material respects (subject to normal year-end audit adjustments), have been prepared in accordance with GAAP, and fairly reflect the financial condition, results of operations and cash flows of Borrower as of the date and for the periods stated therein.

        13.12 No Change in Condition. Since the date of the Initial Financial Statements delivered to Lender, there has been no change which is reasonably likely to have a Material Adverse
Effect.

        13.13 No Defaults. No Covered Person has breached or violated or has defaulted under any Material Agreement, or has defaulted with respect to any Material Obligation of such Covered
Person.  There is no Existing Default.

        13.14 Tax Liabilities; Governmental Charges. Each Covered Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained or where failure to file is not reasonably likely to have a Material Adverse Effect. Each Covered Person has paid or made adequate provision for payment of all Taxes of such Covered Person, except
(i) Taxes which are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP or (ii) where failure to pay is not reasonably likely to have a Material Adverse Effect. No Security Interests for any such Taxes has been filed and no claims are being asserted with respect to any such Taxes which, if adversely determined, are reasonably likely to have a Material Adverse Effect. The federal income tax liability for each Covered Person has been determined by the Internal Revenue Service and paid for all fiscal years up to and including the year ended December 31, 1992, except that the Borrower continues to carry forward net operating losses from the fiscal years ended December 31, 1979, through December 31, 1985, and, accordingly, such fiscal years remain open with respect to, and only with respect to, such carry forwards. There are no material unresolved issues concerning any liability of a Covered Person for any Taxes which, if adversely determined, are reasonably like to have a Material Adverse Effect.

        13.15 Pension Benefit Plans. All Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate of such Covered Person qualify under Section 401 of the Code and are in compliance in all material respects with the provisions of ERISA. Except with respect to events or occurrences which do not have and are not reasonably likely to have a Material Adverse Effect:

                 13.15.1 Prohibited Transactions. None of such Pension Benefit Plans has participated in, engaged in or been a party to any non-exempt prohibited transaction as defined in ERISA or the Code, and no officer, director or employee of a Covered Person or of an ERISA Affiliate of such Covered Person has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA.

                 13.15.2 Claims. Other than normal claims for benefits, there are no claims, pending or threatened, involving any such Pension Benefit Plan by a current or former employee (or beneficiary thereof) of such Covered Person or ERISA Affiliate of such Covered Person, nor is there any reasonable basis to anticipate any claims involving any such Pension Benefit Plan which would likely be successfully maintained against such Covered Person or ERISA Affiliate of such Covered Person.

                 13.15.3 Reporting and Disclosure Requirements.
There are no violations of any reporting or disclosure requirements with respect to any such Pension Benefit Plan and none of such Pension Benefit Plans has violated any applicable
Law, including ERISA and the Code.

                 13.15.4 Accumulated Funding Deficiency. No such Pension Benefit Plan has (i) incurred an accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty days of the occurrence has not been waived) has occurred and is continuing; or (iii) been a Pension Benefit Plan with respect to which there exist conditions or events which have occurred that present a significant risk of termination of such Pension Benefit Plan by the PBGC.

                 13.15.5 Multi-employer Plan. No Covered Person or ERISA Affiliate of such Covered Person has received notice that any Multi-employer Plan to which any Covered Person contributes or is obligated to contribute is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no such Multi-employer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

        13.16 Welfare Benefit Plans. No Covered Person or ERISA Affiliate of such Covered Person maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, would have a Material Adverse Effect. Each Covered Person and ERISA Affiliate of such Covered Person has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

        13.17 State of Property. Each Covered Person has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the Initial Financial Statements, except for property sold in the ordinary course of business after the date of the Initial Financial

Statements and except for any defects in title which are not reasonably likely to have a Material Adverse Effect. There are no Security Interests on any of the property purported to be owned by any Covered Person except Security Interests permitted under this Agreement.

        13.18 Subsidiaries and Affiliates. Borrower has no Subsidiaries other than the Subsidiaries listed in item 13.18 of the Disclosure Schedule, it being acknowledged and agreed that the representation and warranty contained in this Section 13.18 is not required to remain true and correct for purposes of Sections 11.1.2, 11.2.2 or 12.4 hereof.

        13.19 Margin Stock. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and none of the proceeds of any Revolving Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or Regulation G. None of the transactions contemplated by any Permitted Acquisition will violate Regulations G, T, U or X of the FRB.

        13.20 Hostile Securities Transactions. No proceeds of any Revolving Advance will be used to acquire from any Person any security in a transaction that is hostile from the point of view of such Person.

        13.21 Investment Company Act, Etc. Borrower is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled (within the meaning of such Investment Company Act) by such an investment company or an affiliated person of, or promoter or principal underwriter for, an investment company, as such terms are defined in the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Interstate Commerce Act.

        13.22 Filings. All registration statements, reports, proxy statements and other documents, if any, required to be filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, have been filed, and such filings are complete and accurate in all material respects and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which made.

        13.23 Broker's Fees. No broker or finder is entitled to compensation for services rendered with respect to the loan transactions contemplated by this Agreement and the other Loan
Documents.

        13.24 Full Disclosure. Borrower has disclosed to Lender all information regarding the business, operations, property, financial condition, or business prospects of itself and every Covered Person which is reasonably likely to have a Material Adverse Effect.

14. Survival of Representations. All representations and warranties in Section 13, and all representations and warranties in any certificate delivered by Borrower pursuant hereto, shall survive execution of each of the Loan Documents and the making of every Revolving Advance, and may be relied upon by Lender as being true and correct as of the date when made or deemed made or reaffirmed until all of the Loan Obligations are fully and irrevocably paid as contemplated in Section 8.3.

15. Affirmative Covenants. Borrower covenants and agrees that, until Final Payment (and after any reinstatement as contemplated in Section 8.4), Borrower shall do, or cause to be done, the following:

        15.1     Use of Proceeds.  All proceeds of the Revolving
Loan shall be used solely for working capital and to fund payment of amounts due from Borrower or any Subsidiary in connection with Permitted Acquisitions.

        15.2 Corporate Existence. Except as a result of a transaction permitted by Section 16.7, each Covered Person shall maintain its existence in good standing and shall maintain in good standing its right to transact business in those states in which it is now or hereafter doing business, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect. Each Covered Person shall obtain and maintain all Material Licenses for such Covered Person.

        15.3 Maintenance of Property and Leases. Each Covered Person shall maintain in good condition and working order, and repair and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person, the failure to maintain which is reasonably likely to have a Material Adverse Effect. Each Covered Person shall maintain in good standing and free of defaults all of its leases of buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person, the failure to maintain which is reasonably likely to have a Material Adverse Effect.

        15.4 Insurance. Each Covered Person shall at all times keep insured or cause to be kept insured, with financially sound and reputable insurers, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured, the failure to insure which is reasonably likely to have a Material Adverse Effect. Each Covered Person shall at all times carry insurance, with financially sound and reputable insurers, against liability on account of damage to persons or property (including product liability insurance and insurance required under all applicable workers' compensation laws) and covering all other liabilities common to such Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person, the failure to insure which would have a Material Adverse Effect.

        15.5 Payment of Taxes and Other Obligations. Each Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due, all Taxes lawfully assessed or imposed upon it, and all Taxes lawfully assessed upon any of its property, or upon the income or profits therefrom, and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of its property the failure to pay which is reasonably likely to have a Material Adverse Effect; provided, however, that a Covered Person may diligently contest in good faith by appropriate proceedings the validity of any such Taxes or claims if Borrower has established adequate reserves therefor in conformity with GAAP on the books of such Covered Person, and no Security Interest, other than a Permitted Security Interest, results from such non-payment.

        15.6 Compliance With Laws. Each Covered Person shall comply with all Material Laws. Without limiting the generality of the foregoing:

                 15.6.1 Environmental Laws. Each Covered Person shall comply and shall use commercially reasonable efforts to ensure compliance by all tenants, subtenants and other occupants of the property of such Covered Person, if any, with all

Environmental Laws whose violation is reasonably likely to have a Material Adverse Affect.

                 15.6.2 Pension Benefit Plans.  Each Covered
Person and each ERISA Affiliate of such Covered Person shall at all times make prompt payments or contributions to meet the minimum funding standards under ERISA and the Code with respect to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate of such Covered Person, and shall comply with all reporting and disclosure requirements and all provisions of the Code and ERISA applicable to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate of such Covered Person, if non-compliance therewith is reasonably likely to have a Material Adverse Affect.

        15.7 Discovery and Clean-Up of Hazardous Material. Upon any Covered Person receiving notice of any violation of Environmental Laws or any similar notice described in Section 15.9.3, or upon any Covered Person otherwise discovering Hazardous Material on any property owned or operated by such Covered Person which is in violation of, or which is reasonably likely to result in liability under, any Environmental Law which is reasonably likely to have a Material Adverse Effect, Borrower shall: (i) promptly take such acts as may be necessary to prevent danger or harm to the affected property or any person therein as a result of such Hazardous Material, and (ii) take all necessary steps to initiate and expeditiously complete all removal, remedial, response, corrective and other action to eliminate any such environmental problems, and keep Lender informed of such actions and the results thereof.

        15.8 Termination of Pension Benefit Plan. No Covered Person or ERISA Affiliate of such Covered Person shall terminate or amend any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate of such Covered Person if such termination or amendment would result in any liability to such Covered Person or ERISA Affiliate of such Covered Person under ERISA which is reasonably likely to have a Material Adverse Effect or any increase in current liability for the plan year for which such Covered Person or ERISA Affiliate of such Covered Person is required to provide security to such Pension Benefit Plan under the Code which is reasonably likely to have a Material Adverse Effect.

        15.9 Notice to Lender of Material Events. Borrower shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give notice to Lender (together with copies,if applicable) of (i) any breach of any of the covenants in Section 15, 16, or 17; (ii) any Default or Event of Default; (iii) the commencement of any Material Proceeding; and (iv) any material loss, including loss as a consequence of condemnation proceedings, of or material damage to any material part of the assets of a Covered Person, if such loss, damage or proceeding is reasonably likely to have a Material Adverse
Effect.  In addition,

                 15.9.1 Borrower shall furnish to Lender from time to time all information which Lender requests with respect to the status of any Material Proceeding.

                 15.9.2 Borrower shall furnish to Lender from time to time all information which Lender requests with respect to any Pension Benefit Plan established by a Covered Person or ERISA
Affiliate of such Covered Person.

                 15.9.3 Borrower shall promptly inform Lender of its receipt of, and deliver to Lender a copy of, any (i) notice that any violation of any Environmental Law may have been committed or is about to be committed by any Covered Person, which violation is reasonably likely to have a Material Adverse Effect, (ii) notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Covered Person alleging violations of any Environmental Law or requiring such Covered Person to take any action in connection with the release of any Hazardous Material into the environment, which event is reasonably likely to have a Material Adverse Effect, (iii) notice from a Governmental Authority or private Person alleging that a Covered Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Material into the environment or any damages caused thereby, which event is reasonably likely to have a Material Adverse Effect, (iv) notice that a Covered Person is subject to federal, state or local investigation regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, which event is reasonably likely to have a Material Adverse Effect, or
(v) notice that any properties or assets of a Covered Person are subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a release of Hazardous Material into the environment, which event is reasonably likely to have a Material Adverse Effect.

                 15.9.4 Borrower shall deliver to Lender notice of
the following events promptly after they occur:  (i) the failure of any Covered Person or ERISA Affiliate of such Covered Person to make any required installment or any other required payment to any Pension Benefit Plan in sufficient amount to comply with
ERISA and the Code on or before the due date for such installment or payment, which event is reasonably likely to have a Material
Adverse Effect; (ii) the occurrence of any Reportable Event, or a prohibited transaction or accumulated funding deficiency (as those terms are defined in ERISA), with respect to any Pension
Benefit Plan maintained or contributed to by a Covered Person or
ERISA Affiliate of such Covered Person, which event is reasonably likely to have a Material Adverse Effect; (iii) receipt by a
Covered Person or ERISA Affiliate of such Covered Person of any notice from a Multi-employer Plan regarding the imposition of withdrawal liability, which event is reasonably likely to have a Material Adverse Effect; and (iv) receipt by a Covered Person or
ERISA Affiliate of such Covered Person of any notice of the institution, or a Covered Person's expectancy of the institution, of any proceeding or receipt by such Covered Person or ERISA
Affiliate of such Covered Person of any notice of the taking, or such Covered Person's expectancy of the taking, of any other action which may result in the termination of any Pension Benefit
Plan maintained or contributed to by such Covered Person or ERISA Affiliate of such Covered Person, or the withdrawal or partial withdrawal by a Covered Person or ERISA Affiliate of such Covered Person from any Pension Benefit Plan, and the filing or receipt by a Covered Person or ERISA Affiliate of such Covered Person of any such notice and filing or receipt of all subsequent reports or notices under ERISA with or from the IRS, the PBGC, or the DOL relating to the same, which event is reasonably likely to have a Material Adverse Effect; and, in addition to such notice, deliver to Lender a certificate of a Responsible Officer of Borrower, setting forth details as to such events and the action that the affected Covered Person or ERISA Affiliate of such Covered Person
proposes to take with respect thereto.   For purposes of this
Section, a Covered Person and any ERISA Affiliate of such Covered Person shall be deemed to know all facts known by the administrator of any Plan of which such Covered Person or any ERISA Affiliate of such Covered Person is the plan sponsor.

                 15.9.5 Borrower shall promptly deliver to Lender notice of any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any of the Permitted Indebtedness in excess of $5,000,000.

                 15.9.6 Borrower shall, promptly after becoming aware thereof, deliver notice to Lender of any pending or threatened strike, work stoppage, material unfair labor practice claim or other material labor dispute affecting a Covered Person which is reasonably likely to have a Material Adverse Effect.

                 15.9.7 Borrower shall deliver notice to Lender of any change in the name, state of incorporation, or form of organization of Borrower or any Guarantor at least 15 days prior to such change.

                 15.9.8 Borrower shall, promptly after becoming aware thereof, deliver notice to Lender of any event that has or is reasonably likely to have a Material Adverse Effect.

                 15.9.9 Borrower shall, promptly after becoming aware thereof, deliver notice to Lender of an actual, alleged, or potential violation of any Material Law applicable to a Covered
Person.

        15.10 Borrowing Officer. Borrower shall keep on file with Lender at all times an appropriate instrument naming each Borrowing Officer.

        15.11 Accounting System. Each Covered Person shall maintain a system of accounting established and administered in accordance with GAAP.

        15.12    Financial Statements.  Borrower shall deliver to
Lender:

                 15.12.1 Annual Financial Statements. Within 90 days after the close of each fiscal year of Borrower (unless the Borrower has timely filed a Form 12b-25 with the Securities and Exchange Commission with respect to such fiscal year, in which case such period shall be 105 days after the close of such fiscal year), year-end consolidated and consolidating Financial Statements of Borrower and its Subsidiaries, containing an audit report without qualification (except as set forth therein) with respect to such consolidated statements by Arthur Andersen LLP or such other independent certified public accounting firm selected by Borrower and satisfactory to Lender and in each case accompanied by (a) a Compliance Certificate of the Chief
Financial Officer of Borrower, (b) a certificate of the independent certified public accounting firm that examined such consolidated Financial Statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such consolidated Financial Statements, nothing came to their attention that caused them to believe that an event or condition that constitutes a Default or Event of Default has occurred or existed insofar as such conditions or events relate to accounting matters, except for those, if any, described in reasonable detail in such certificate, (c) the management letter and report on internal controls delivered by such independent certified public accounting firm in connection with their audit, and (d) if requested by Lender, any summary prepared by such independent certified public accounting firm of the adjustments proposed by the members of its audit team. If not available at the time any other items are delivered hereunder, delivery of the items described under clause (c) in this Section promptly when available (notwithstanding delivery subsequent to any other date herein referenced) shall not constitute a Default or Event of Default.

                 15.12.2 Quarterly Financial Statements. Within 45 days after the end of each fiscal quarter of Borrower (unless Borrower has timely filed a Form 12b-25 with the Securities and Exchange Commission with respect to such fiscal quarter, in which case such period shall be 50 days after the close of such fiscal quarter), unaudited consolidated and consolidating Financial Statements of Borrower and its Subsidiaries for the most recent quarter not covered by the latest year-end Financial Statements required hereunder to be delivered to Lender, in each case accompanied by a Compliance Certificate of the Chief Financial Officer of Borrower.

Each Compliance Certificate shall be in the form of
Exhibit 15.12, shall contain detailed calculations of the financial measurements referred to in Section 17 for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) there is no Existing Default, and (iii) in the case of each Compliance Certificate accompanying an annual Financial Statement, that the representations and warranties of Borrower herein (other than the representations and warranties in Section 13.18 and as expressly otherwise contemplated herein) remain true and correct as of the date of the Compliance Certificate, or that such representations and warranties are no longer true and correct, in which case such Compliance Certificate shall describe the nature of any such changes. If any Compliance Certificate delivered to Lender discloses that a Default or Event of Default has occurred that has not been waived in writing by Lender, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

        15.13 Other Financial Information. Borrower shall also deliver the following to Lender:

                 15.13.1 Stockholder and SEC Reports. Promptly after their preparation, copies of any and all (i) proxy statements, financial statements and reports which Borrower makes available to its stockholders generally, and (ii) reports, registration statements and prospectuses, if any, filed by Borrower with any securities exchange or the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

                 15.13.2 Pension Benefit Plan Reports. Upon the request of Lender, a copy of each annual report or other filing or notice filed with respect to each Pension Benefit Plan of any Covered Person or any ERISA Affiliate.

                 15.13.3 Tax Returns. Upon the request of Lender, a copy of each federal, state, or local tax return or report filed by Borrower.

                 15.13.4 Additional. Upon the request of Lender, such additional information about the business, operations, revenues, financial condition, property, or business prospects of Borrower as Lender may, from time to time, reasonably request.

        15.14 Forecasts or Projections. Within the 120 days following the first day of each fiscal year of Borrower, projected or forecasted consolidated balance sheets, statements of income and expense, and statements of cash flows for Borrower and its Subsidiaries (including any Subsidiary then proposed to be acquired, organized or created in connection with a Permitted Acquisition and to continue in existence after consummation thereof) as of the end of and for each fiscal quarter in such fiscal year in such reasonable detail as Lender may require.

        15.15 Audits by Lender. Lender or Persons authorized by and acting on behalf of Lender or any Lender may at any time and from time to time during normal business hours audit the books and records, and inspect any of the property, of each Covered Person from time to time upon reasonable prior notice to such Covered Person, and in the course thereof may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its accountants, officers and employees. Borrower shall cause each Covered Person to cooperate with Lender and such Persons in the conduct of such audits and shall deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for such Covered Person. Borrower shall reimburse Lender for all reasonable costs and expenses actually incurred by it in conducting each audit; provided, however, that if an Event of Default has not occurred, such reimbursement for each such audit shall be limited to $500 per day per person involved in conducting the audit plus Lender's other reasonable actual out-of-pocket expenses.

        15.16 Access to Officers and Auditors. Each Covered Person shall permit Lender and Persons authorized by Lender, upon reasonable prior notice and during normal business hours, to discuss the affairs, finances and accounts of such Covered Person with its officers and independent auditors as often as Lender may reasonably request, and such Covered Person shall direct such officers and independent auditors to cooperate with Lender and make full disclosure to Lender of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform the Loan Obligations. Lender agrees that it will not disclose to third Persons any information that it obtains about any Covered Person or its operations or finances that are designated by Borrower or such Covered Person in writing as confidential or that Borrower or such Covered Person has advised Lender in writing constitutes non-public information. Lender may, however, disclose such information to all of its respective officers, attorneys, auditors, accountants, bank examiners, agents and representatives who have a need to know such information in connection with the administration, interpretation or enforcement of the Loan Documents or the lending and collection activity contemplated therein or to the extent required by Law or a Governmental Authority. Lender shall advise such persons that such information is to be treated as confidential. Lender may also disclose such information in any documents that it files in any legal proceeding to pursue, enforce or preserve its rights under the Loan Documents to the extent that Lender's counsel advises in writing that such disclosure is reasonably necessary. Lender's non-disclosure obligation shall not apply to any information that (i) is disclosed to Lender by a third Person not affiliated with or employed by Borrower who does not have a commensurate duty of non-disclosure, or (ii) becomes publicly known other than as a result of disclosure by Lender.

        15.17 Further Assurances. Borrower shall execute and deliver, or cause to be executed and delivered, to Lender such documents and agreements, and shall take or cause to be taken such actions, as Lender may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

16.     Negative Covenants.

        Borrower covenants and agrees that, until Final Payment
(and after any reinstatement as contemplated in Section 8.4), Borrower shall not, directly or indirectly, do any of the following, or permit any Covered Person to do any of the following:

        16.1 Indebtedness. Create, incur, assume, or allow to exist any Indebtedness that is "Priority Debt" as defined in the Note Purchase Agreement (whether or not such agreement remains in effect) unless and only to the extent that (i) there is no Existing Default, (ii) no Default or Event of Default will occur or has occurred or is reasonably likely to occur as a consequence thereof and (iii) the aggregate amount of all such "Priority
Debt" will not as a consequence thereof exceed 10% of Borrower's "Consolidated Adjusted Net Worth", as defined in the Note
Purchase Agreement (whether or not such agreement remains in effect), determined as of the end of the immediately preceding fiscal quarter of Borrower, it being understood that for purposes hereof "Priority Debt" shall not include any "Indebtedness" represented by a "Guaranty" (as both such terms are defined under the Note Purchase Agreement, whether or not such Agreement remains in effect) from a Guarantor hereunder.

        16.2 Prepayments. Voluntarily prepay any Indebtedness other than (i) the Loan Obligations in accordance with the terms of the Loan Documents, (ii) trade payables in the ordinary course of business, (iii) prepayments of Indebtedness with respect to industrial revenue bonds outstanding on the Execution Date and
(iv) prepayments on the Senior Notes as permitted or required under the Note Purchase Agreement.

        16.3 Security Interests. Create, incur, assume or allow to exist any Security Interest upon all or any part of its property, real or personal, now owned or hereafter acquired, except the following:

                 16.3.1 Security Interests for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

                 16.3.2 Security Interests arising out of pledges and deposits in connection with workers' compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

                 16.3.3 Security Interests arising out of deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

                 16.3.4 Security Interests imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

                 16.3.5 Security Interests in favor of Lender .

                 16.3.6 Security Interests that are "Liens" as defined in the Note Purchase Agreement but permitted thereunder to be created, incurred, assumed or allowed to exist (whether or not such agreement remains in effect).

        16.4 Acquisitions. Utilize any of the proceeds of any Revolving Advance to acquire all or a material part of the assets of a Person, regardless of the form of the transaction, except in a Permitted Acquisition. A "Permitted Acquisition" is any acquisition of stock or other equity interest in a Person, or of all or a material part of the assets of a Person, with respect to which all of the following requirements have been satisfied:

                 16.4.1 the Person is engaged in a line of business substantially the same as conducted by Borrower or any of its Subsidiaries on the Execution Date or reasonably related thereto or in furtherance thereof; and

                 16.4.2 the acquisition is not hostile from the point of view of such Person; and

                 16.4.3 either

                 16.4.3.1 the Person is, or is the parent or controlling partner or member of, a direct or indirect licensee or sublicensee of Borrower or any of its then existing
Subsidiaries, provided that such licensee or sublicensee was such a licensee or sublicensee as of December 31, 1996, and continuously thereafter; or

                 16.4.3.2 the Person is a co-partner or co-member with Borrower or any of its then existing Subsidiaries in a joint venture, provided that such joint venture existed as of December
31, 1996, and continuously thereafter; and

                 16.4.4 there is no Existing Default; and

                 16.4.5 no Default or Event of Default will occur or is reasonably likely to occur as a consequence of the acquisition.

        16.5 Disposal of Property. Sell, transfer, exchange, lease, or otherwise dispose of any of its assets, or enter into any agreement or arrangement with any Person providing for Borrower to lease or rent property that Borrower has or will sell or otherwise transfer to such Person (except (i) sales and leases of assets in the ordinary course of business and (ii) sales, transfers, exchanges, and leases, rentals or other dispositions of assets other than in the ordinary course of business but as permitted under the Note Purchase Agreement [whether or not such agreement remains in effect]), exclusive of transfers of assets to Subsidiaries of Borrower not organized under the laws of the United States or a state of the United States while United States Assets aggregate more than 70% of Total Assets.

        16.6 Restricted Payments. At any time when there is an Existing Default, directly or indirectly declare or make, or incur any liability to make, any Restricted Payment, unless and only to the extent that such a Restricted Payment is permitted under the Note Purchase Agreement (whether or not such agreement remains in effect). For purposes of this Section, a "Restricted Payment" means and includes (i) any cash dividend, (ii) any acquisition, redemption or retirement of any outstanding stock,
(iii) any retirement or prepayment of debt securities before their regularly scheduled maturity dates, (iv) any loan or advance that is made to a Person in such Person's capacity as a shareholder, and (v) any "Restricted Payment" as defined in the Note Purchase Agreement (whether or not such agreement remains in effect).

        16.7 Mergers and Consolidations. Merge or consolidate with or into another Person except for such mergers and consolidations as are permitted under the Note Purchase Agreement
(whether or not such agreement remains in effect).

        16.8 Change of Business. Engage in any business other than substantially as conducted on the Execution Date by Borrower or any of its Subsidiaries or a business reasonably related thereto or in furtherance thereof.

        16.9 Transactions With Affiliates. Except for transactions with another Covered Person, enter into or be a party to any transaction or arrangement, including the purchase, sale or exchange of property of any kind or the rendering of any service material to the operations of the Borrower and the

Subsidiaries taken as a whole, with any Affiliate, or make any loans or advances to any Affiliate. Borrower and any Covered Person may, however, engage in such transactions if they are in the ordinary course of business and pursuant to the reasonable requirements of its business and are on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate.

        16.10 Conflicting Agreements, Etc. Enter into any agreement, engage in any transaction, acquire or create any Subsidiary, or transfer assets to any Subsidiary (whether or not it is actively engaged in a trade or business) that would immediately or in a reasonably foreseeable time result in a Default or Event of Default; or enter into any agreement that would immediately or in a reasonably foreseeable time, if fully complied with or performed by it, result in a Default or Event of Default.

        16.11 Sale and Leaseback Transactions. Enter into any agreement or arrangement with any Person providing for Borrower or a Covered Person to lease or rent property that Borrower or a Covered Person has or will sell or otherwise transfer to such Person, except upon terms no less favorable than in an arms-length transaction in which Borrower or such Covered Person will receive a cash payment upon such sale or transfer equal to the fair market value of such property.

        16.12    Fiscal Year.  Change its fiscal year.

        16.13 Transactions Having a Material Adverse Effect on a Covered Person. Enter into any transaction which has or is reasonably likely to have a Material Adverse Effect.

17.     Financial Covenants.

        17.1 Special Definitions. As used in this Section 17 and elsewhere in this Agreement, the following capitalized terms have the following meanings:

        "Adjusted EBITDA" means, for any period of calculation, EBITDA minus Maintenance Capital Expenditures, both as accrued in such period.

        "Current Assets" means, at any date, current assets as determined in accordance with GAAP.

        "Current Liabilities" means, at any date, current liabilities as determined in accordance with GAAP but excluding amounts outstanding under the Revolving Loan.

        "EBITDA" means, for any period of calculation, an amount equal to the sum of (i) net income, (ii) federal, state and local income tax expense, (iii) interest expense (including the interest component of payments on Capital Leases) in such period, (iv) depreciation and amortization expense and other non-cash charges that reduced net income during such period, (v) losses on the sale or other disposition of assets other than in the ordinary course of business if included in the calculation of net income, (vi) extraordinary losses if included in the calculation of net income, and (vii) Restructuring Charges, minus (a) gains on the sale or other disposition of assets other than in the ordinary course of business if included in net income, and
        (b) extraordinary gains if included in net income, all as accrued in such period.

        "Fixed Charges" means, for any period of calculation, the sum of (i) interest expense, (ii) the sum of all scheduled principal payments on any long-term Indebtedness of Borrower (including the Revolving Loan and other current maturities of long term Indebtedness),
        (iii) federal, state and local income taxes payable,
        (iv) scheduled payments on Capital Leases, and
        (v) dividends paid, all as accrued in such period.

        "Funded Debt" means, at any date, the sum of (i) the principal amount of all Indebtedness for borrowed money of Borrower and its Subsidiaries on a consolidated basis,
        (ii) the unamortized capitalized amount of all Capital Leases of Borrower and its Subsidiaries on a consolidated basis, (iii) all Restricted Indirect Obligations of Covered Persons with respect to Indebtedness for borrowed money of Persons other than Covered Persons or Exempted Subsidiaries, without duplication of any amount with respect to the same Indebtedness, and (iv) all Restricted Indirect Obligations of Covered Persons with respect to the unamortized capitalized amount of all Capital Leases of Persons other than Covered Persons or Exempted Subsidiaries, without duplication of any amount with respect to the same Capital Leases, all as of such date.

        "Maintenance Capital Expenditures" means, for any period of calculation, all Capital Expenditures during such period made for the purpose of maintaining existing capacity (excluding, without limitation, expenditures for expanding existing businesses, expanding into new businesses, properties and product lines, cost reductions, profit improvements, and other expenditures based on financial return), to the extent they do not exceed the amount needed to meet the requirements of
        Section 15.3 as applied to fixed assets of Borrower and its Subsidiaries.

        "Restricted Indirect Obligations" means all Indirect Obligations except (i) Indirect Obligations of a Covered Person undertaken in the ordinary course of business of such Covered Person to secure bids or contracts or performance bonds relating to work to be performed by any Covered Person or any joint venture in which any Covered Person participates; (ii) all Indirect Obligations of a Covered Person with respect to any trade indebtedness of such Covered Person incurred in the ordinary course of business of such Covered Person, whether payable directly or by reimbursement in connection with any letter of credit facility; (iii) all Indirect Obligations of a Covered Person with respect to Security Interests of Covered Persons permitted under Section 16.3; and
        (iv) all Indirect Obligations of Covered Persons with respect to Obligations of other Covered Persons or Exempted Subsidiaries.

        "Tangible Assets" means, at any date, all assets as determined in accordance with GAAP except: (a) deferred assets; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) unamortized debt discount and expenses; and (d) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation.

        "Tangible Net Worth" means, at any date: (a) the book value (net of depreciation, obsolescence, amortization, valuation and other proper reserves determined in accordance with GAAP) at which Tangible Assets would be shown on a balance sheet at such date prepared in accordance with GAAP; less (b) the amount at which all liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the notes thereto.

        "Total Capitalization" means, at any date, the sum of Tangible Net Worth plus all Funded Debt, both as of such date.

        17.2 Minimum Fixed Charge Coverage. The ratio of Borrower's Adjusted EBITDA to Fixed Charges, calculated at the end of each fiscal quarter of Borrower for the four consecutive fiscal quarters then ended, shall not be less than 1.0 to 1.0.

        17.3 Minimum Tangible Net Worth. Borrower's Tangible Net Worth as of the end of each fiscal quarter of Borrower shall at no time be less than $50,000,000 plus (i) 50% of cumulative net income (but not any net loss) for such fiscal periods and
(ii) the amount of the net proceeds received in cash by Borrower in such periods from the issuance of equity securities (other than in connection with any employee benefit plan or compensatory arrangement).

        17.4 Maximum Funded Debt to EBITDA Ratio. The ratio of Borrower's Funded Debt as of the end of any fiscal quarter of Borrower to Borrower's EBITDA for the four consecutive fiscal quarters then ended shall not be less than 3.5 to 1.0.

        17.5 Funded Debt to Total Capitalization. The ratio of Borrower's Funded Debt to Borrower's Total Capitalization as of the end of each fiscal quarter of Borrower shall not be greater than 0.75 to 1.00.

18.     Default.

        18.1 Events of Default. Any one or more of the following shall constitute an Event of Default:

                 18.1.1 Failure to Pay Principal or Interest.
Failure by Borrower to make any principal or interest payment on the Revolving Loan within three days after the date when due under the Loan Documents.

                 18.1.2 Failure to Pay Other Amounts Owed to
Lender. Failure of Borrower to pay any of the Loan Obligations (other than principal or interest on the Revolving Loan) or any other amount owed to Lender within five days after notice from Lender that the same is due.

                 18.1.3 Failure to Pay Amounts Owed to Other
Persons. Failure of Borrower to make any payments that are due on Indebtedness of Borrower exceeding $5,000,000 to any one Person other than Lender, or exceeding $5,000,000 in the aggregate to Persons other than Lender, which continue unwaived beyond any applicable grace periods specified in the documents evidencing such Indebtedness.

                 18.1.4 Acceleration of Other Indebtedness. Any Obligation of Borrower (other than the Loan Obligations) for the payment of borrowed money in an amount over $5,000,000, becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or prepayment) prior to the original maturity thereof.

                 18.1.5 Representations or Warranties. Any representation or warranty made or deemed made by Borrower to Lender hereunder is discovered to have been false in any material respect when made or deemed made.

                 18.1.6 Certain Covenants. Failure of Borrower to comply with the covenants in Section 15.1 or 15.8.

                 18.1.7 Financial Covenants. Failure of Borrower to cure a violation of any of the covenants in Section 17 within 20 days after the end of the applicable fiscal quarter of Borrower.

                 18.1.8 Other Covenants. Failure of Borrower to comply with any of the provisions of any of the Loan Documents that are applicable to it (other than a failure which constitutes an Event of Default under any of Sections 18.1.1 through 18.1.6) which is not remedied or waived in writing by Lender within 30 days (or 15 days in the case of failure to deliver Financial Statements as required under Section 15.12) after notice thereof from Lender to Borrower.

                 18.1.9 Default Under Other Agreements. The occurrence of any default or event of default with respect to any Obligation of Borrower (other than an Obligation for the payment of borrowed money) reasonably likely to require monetary payments from Borrower aggregating $5,000,000 or more, or which has or is reasonably likely to have a Material Adverse Effect, under any agreement to which Borrower is a party (other than the Loan Documents) and which continues unwaived beyond any applicable grace period provided therein.

                 18.1.10 Bankruptcy; Insolvency; Etc.  Borrower
(i) fails to pay, or admits in writing its inability to pay, its debts generally as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes a general assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of Borrower or any substantial part of its property; (iv) commences any proceeding relating to Borrower under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of ninety days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of 90 days; or (vi) takes any corporate action to authorize any of the foregoing.

                 18.1.11 Judgments; Attachment; Etc. Any one or more judgments or orders is entered against a Covered Person or any attachment or other levy is made against the property of a Covered Person with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of deductibles satisfactory to Lender) greater than $3,000,000 becomes final and non-appealable and is not fully discharged within 45 stays thereafter, or if timely appealed is not fully bonded and collection thereof stayed pending the appeal.

                 18.1.12 Pension Benefit Plan Termination, Etc. Any termination by the PBGC of a Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower or to liquidate any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower; or any event which constitutes grounds either for the termination of any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower has occurred and is continuing for 30 days after Borrower has notice of any such event; or any voluntary termination of any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower which is a defined benefit pension plan as defined in Section 3(35) of ERISA while such defined benefit pension plan has an accumulated funding deficiency, unless Lender has been notified of such intent to voluntarily terminate such plan and Lender has given its consent and agreed that such event shall not constitute an Event of Default; or the plan administrator of any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Lender determines that the substantial business hardship upon which the application for such waiver is based could subject Borrower or any ERISA Affiliate of Borrower to a liability in excess of $3,000,000.

                 18.1.13 Liquidation or Dissolution. Borrower files a certificate of dissolution under applicable state law or is liquidated or dissolved, or has commenced against it any action or proceeding for its liquidation or dissolution which is not dismissed within 60 days, or takes any corporate action in furtherance thereof.

                 18.1.14 Seizure of Assets. All or any material part of the property of Borrower, is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property or of Borrower is assumed by any Governmental Authority, unless the same is being contested in good faith by appropriate proceedings diligently pursued and a stay of enforcement is in effect.

                 18.1.15 Racketeering Proceeding. There is filed against a Covered Person any criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding is not dismissed within 120 days and could result in the confiscation or forfeiture of property of such Covered Person that results or is reasonably likely to result in a Material Adverse Effect.

                 18.1.16 Loan Documents. Any Loan Document ceases to be in full force and effect or is terminated, revoked or declared void or invalid.

                 18.1.17 Guaranty Default. Any Guarantor denies any further liability under the Guaranty, or asserts that the Guaranty is unenforceable or void.

                 18.1.18 Qualified Audit Report. Any of the fiscal year-end Financial Statements required under Section
15.12.1 to be delivered to Lender contains an audit report which is qualified.

                 18.1.19 Material Adverse Change. There occurs any event which is reasonably likely to result in Borrower being unable to make payments of principal or interest as required hereunder.

        18.2 Rights and Remedies Upon an Event of Default.

                 18.2.1 Cancellation of Commitments. Upon the occurrence of an Event of Default described in Section 18.1.10, the Commitments shall be deemed canceled without presentment, demand or notice of any kind. Upon any other Event of Default, and at any time thereafter (unless such Event of Default has been waived by Lender or Lender has accepted a tendered complete cure thereof), Lender may cancel the Commitments. Such cancellation may be without demand or notice of any kind, which Borrower expressly waives.

                 18.2.2 Acceleration. Upon the occurrence of an Event of Default described in Section 18.1.10, all of the outstanding Loan Obligations shall automatically become immediately due and payable. Upon any other Event of Default, and at any time thereafter, Lender may declare all of the outstanding Loan Obligations immediately due and payable. Such acceleration in either case may be without presentment, demand or notice of any kind, which Borrower expressly waives.

                 18.2.3 Right of Set-off. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, Lender is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by Lender to or for the credit or the account of Borrower, irrespective of whether or not Lender has made any demand under the Loan Documents and although such Loan Obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may otherwise have.

                 18.2.4 Entry Upon Premises and Access to
Information. Upon the occurrence of any Event of Default and acceleration of the Loan Obligations as provided herein, and at any time and from time to time thereafter, Lender may (i) enter any premises owned or operated by Borrower, and (ii) take possession of, and make copies and abstracts of, Borrower's original books and records, obtain access to Borrower's data processing equipment, computer hardware and software relating to the Loan Obligations, subject to any proprietary rights of third Persons, use all of the foregoing and the information contained therein in any manner Lender deems appropriate in connection with the exercise of Lender's rights.

                 18.2.5 Miscellaneous. Upon the occurrence of an Event of Default and at any time thereafter, Lender may exercise any other rights and remedies available to Lender under the Loan Documents or otherwise available to Lender at law or in equity.

        18.3 Application of Funds. Any funds received by Lender with respect to the Loan Obligations after acceleration of the Loan Obligations as provided herein shall be applied as follows: (i) first, to reimburse Lender for any amounts due to Lender under Section 19.7; (ii) second, to reimburse to Lender all unreimbursed costs and expenses paid or incurred by Lender that are payable or reimbursable by Borrower hereunder;
(iii) third, to reimburse to Lender all unreimbursed costs and expenses paid or incurred by Lender (including costs and expenses incurred by Lender as Lender that are not reimbursable as provided in the preceding clause) that are payable or reimbursable by Borrower hereunder; (iv) fourth, to payment of accrued and unpaid fees due under the Loan Documents and all other amounts due under the Loan Documents (other than the Revolving Loan and interest accrued thereon); (v) fifth, to payment of interest accrued on the Revolving Loan; (vi) sixth, to payment of the Revolving Loan; and (vii) seventh, to payment of the other Loan Obligations. Any amounts remaining after the application of funds and proceeds as provided in this Section shall be paid to Borrower, or to such other Persons as are legally entitled thereto.

19.     General.

        19.1 Lender's Right to Cure. Lender may from time to time, in its absolute discretion, for Borrower's account and at Borrower's expense, pay any amount or do any act required of Borrower under the Loan Documents or requested by Lender to preserve, protect, maintain or enforce the Loan Obligations and which Borrower fails to pay or do, including payment of any judgment against Borrower, insurance premium, Taxes or assessments, warehouse charge, finishing or processing charge, landlord's claim, and any other Security Interest. All payments that Lender makes pursuant to this Section and all out-of-pocket costs and expenses that Lender pays or incurs in connection with any action taken by them hereunder shall be a part of the Loan Obligations. Any payment made or other action taken by Lender pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Lender's other rights and remedies with respect thereto.

        19.2     Rights Not Exclusive.  Every right granted to
Lender hereunder or under any other Revolving Loan Document or allowed to them at law or in equity shall be deemed cumulative and may be exercised from time to time.

        19.3 Survival of Agreements. All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the Revolving Note and other Loan Documents and the making of every

Revolving Advance. All agreements, obligations and liabilities of Borrower under the Loan Documents concerning the payment of money to Lender, including Borrower's obligations under Sections 19.6 and 19.7, but excluding the obligation to repay the Revolving Loan and interest accrued thereon, shall survive the repayment in full of the Revolving Loan and interest accrued thereon, the return of the Revolving Note to Borrower, and the termination or cancellation of the Commitments.

        19.4 Sale of Participations. Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement provided that the terms of sale satisfy the following requirements:

                 19.4.1 Lender's obligations under this Agreement shall remain unchanged.

                 19.4.2 Lender shall remain solely responsible to Borrower for the performance of such obligations.

                 19.4.3 Lender shall remain the holder of the Revolving Note.

                 19.4.4 Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and with regard to Revolving Advances and payments to be made under this Agreement and the Revolving Note. Participation agreements between Lender and its participants may, however, provide that Lender will obtain the approval of such participant prior to Lender agreeing to any amendment or waiver of any provisions of this Agreement which would (i) extend the maturity of the Revolving Note,
(ii) reduce the interest rate on the Revolving Loan, or
(iii) increase the Commitment.

The sale of any such participations which require Borrower to file a registration statement with the SEC or under the securities laws of any state shall not be permitted.

        19.5 Assignments to Affiliates. Lender may assign all or any portion of its interest in the Revolving Loan to its Affiliates without the acceptance or consent of Borrower, and may assign all or any portion of its interest in the Revolving Loan to the Federal Reserve Bank without acceptance or approval of Borrower.

        19.6 Payment of Expenses. Borrower agrees to pay or reimburse to Lender all of Lender's reasonable out-of-pocket costs incurred in connection with Lender's due diligence review before execution of the Loan Documents; the negotiation and preparation of the commitment letters and the Loan Documents; the interpretation of any of the Loan Documents; the enforcement of Lender's rights and remedies under the Loan Documents after a Default or Event of Default; any amendment of or supplementation to any of the Loan Documents; and any waiver, consent or forbearance with respect to any Default or Event of Default.
Borrower further agrees to pay or reimburse to Lender all of Lender's reasonable out-of-pocket costs incurred in connection with the enforcement of Lender's rights and remedies under the Loan Documents after a Default or Event of Default. Out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred; the cost of searches for Security Interests existing against Borrower;
recording and filing fees; fees for all required appraisals; environmental consultant fees; litigation costs; and all attorneys' and paralegals' expenses and reasonable fees.
Attorneys' and paralegals' expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges. Litigation costs may include but are not limited to filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration, or court proceedings involving Lender and Borrower, including proceedings under the Federal Bankruptcy Code. All costs which Borrower is obligated to pay or reimburse to Lender are Loan Obligations payable to Lender and are payable on Lender's demand.

        19.7     General Indemnity.

                 19.7.1 Borrower shall indemnify and hold harmless Lender and its directors, officers, employees, agents, and representatives (the "Indemnified Parties") for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and expenses and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties in connection with, arising out of, based upon or otherwise involving or resulting from any threatened, pending or completed action, suit, investigation or other proceeding by, against or otherwise involving the Indemnified
Parties in any way dealing with, relating to or otherwise involving this Agreement, any of the other Loan Documents, or any transaction contemplated hereby or thereby, except to the extent that they arise from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties. Borrower shall indemnify and hold harmless the Indemnified Parties for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses

(including reasonable attorneys' and consultant fees and expenses, investigation and laboratory fees, removal, remedial, response and corrective action costs, and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties as a result of the manufacture, storage, transportation, release or disposal of any Hazardous Material on, from, over or affecting any of the assets, properties, or operations of a Covered Person or any predecessor in interest, directly or indirectly, except to the extent that they arise from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties.

                 19.7.2 The obligations of Borrower under this
Section 19.7 shall survive the termination or cancellation of the Commitments, and the payment and satisfaction of all of the Loan
Obligations.

                 19.7.3 To the extent that any of the indemnities required from Borrower under this Section are unenforceable because they violate any Law or public policy, Borrower shall pay the maximum amount which it is permitted to pay under applicable Law.

        19.8 Revolving Loan Records. The date and amount of all Revolving Advances and payments of amounts due from Borrower under the Loan Documents will be recorded in the Lender's records and the records that Lender normally maintains for such types of transactions. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Revolving Loan and other amounts payable under the Loan Documents. Borrower shall have the burden of proving that Lender's records are not correct. Borrower agrees that Lender's books and records showing the Loan Obligations and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Revolving Loan Obligation is also evidenced by a promissory note or other instrument. Lender will provide to Borrower a monthly statement of Revolving Advances, payments, and other transactions pursuant to this Agreement. Such statements shall be deemed correct, accurate and binding on Borrower and an account stated (except for reversals and reapplications of payments as provided in Section 8.4 and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

        19.9 Other Security and Guaranties. Lender may, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral for the payment of all or any part of the Loan Obligations and exchange, enforce and release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Loan Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Security Interest in any other collateral as security for the payment of all or any part of the Loan Obligations, or any other Person in any way obligated to pay all or any part of the Loan Obligations.

20.     Miscellaneous.

        20.1 Notices. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or two days after being deposited in the United States mail, postage prepaid, or, in the case of telegraphic notice, or the overnight courier services, when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this paragraph. No notice given to or demand made on Borrower by any Lender in any instance shall entitle Borrower to notice or demand in any other instance.

        20.2 Amendments, Waivers and Consents. Unless otherwise provided herein, no amendment to or waiver of any provision of this Agreement, or of any of the other Loan Documents, nor consent to any departure by Borrower herefrom or therefrom, shall be effective unless it is in writing and signed by authorized officers of Borrower and Lender. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. No failure by any Lender to exercise, and no delay by any Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege. Each and every right granted to Lender hereunder or under any other Loan Document or other document delivered hereunder or in connection with this Agreement or allowed to them at law or in equity shall be deemed cumulative and may be exercised from time to time.

        20.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Revolving Note and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender. With respect to Borrower's successors and assigns, such successors and assigns shall include any receiver, trustee or debtor-in-possession of or for Borrower.

        20.4 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

        20.5 Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

        20.6 Governing Law; No Third Party Rights. This Agreement, the other Loan Documents and the Revolving Note and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

        20.7 Counterpart Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

        20.8 No Other Agreements. There are no other agreements between Lender and Borrower, oral or written, concerning the subject matter of the Loan Documents, and all prior agreements concerning the same subject matter, including the Commitment Letter, are merged into the Loan Documents and thereby extinguished.

        20.9 Incorporation By Reference. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

        20.10 Negotiated Transaction. Borrower and Lender represent one to the other that in the negotiation and drafting of this Agreement they have been represented by and have relied upon the advice of counsel of their choice. Borrower and Lender affirm that their counsel have both had substantial roles in the drafting and negotiation of this Agreement and, therefore, this Agreement shall be deemed drafted by both Borrower and Lender, and the rule of construction to the effect that any ambiguities are to be resolved against the drafter shall not be employed in the interpretation of this Agreement.

21. Choice of Forum. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE EASTERN DISTRICT OF MISSOURI, AND THE STATE COURTS OF MISSOURI LOCATED IN ST. LOUIS COUNTY OR THE CITY OF ST. LOUIS, MISSOURI, OTHER THAN IN ANY PROCEEDING INITIATED BY A THIRD PARTY, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN LENDER AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR OTHERWISE MAY BE HEARD IN THE COURTS DESCRIBED ABOVE.

22. Service of Process. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS CERTIFIED OR REGISTERED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

23. Jury Trial. BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR
(2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER Loan DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

24. Statutory Notice. The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

        ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officers as of the date first above written.

INSITUFORM TECHNOLOGIES, INC.      NATIONSBANK, N.A.

by its Senior Vice President       by its Vice President
       ------------------------          --------------------------
s/William A. Martin                s/Emil A. Krueger
-------------------------------    --------------------------------
        William A. Martin                   Emil A. Krueger
        ---------------------               ----------------------
Notice Address:                    Notice Address:

702 Spirit 40 Park Drive           800 Market Street
------------------------------     --------------------------------
Chesterfield, MO 63005             St. Louis, MO 63101
------------------------------     --------------------------------
Attn: William A. Martin            Attn: Emil Krueger

FAX #   314-530-8703               FAX #     314-466-7783
     -------------------------          ---------------------------
TEL #   314-530-8034               TEL #     314-466-5211
     -------------------------          ---------------------------

                             EXHIBIT 2.1

                 GLOSSARY AND INDEX OF DEFINED TERMS


Adjusted EBITDA is defined in Section 17.1.

Adjusted LIBO Rate is defined in Section 4.4.

Affected Principal Amount is defined in Section 4.12.

Affiliate - with respect to any Person, (a) any other Person who is a partner, director or executive officer of such Person; and
(b) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, and any partner, director or executive officer of such other Person. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities having the power to vote in an election of directors of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

Agreement is defined on Page 1.

Borrower is defined on Page 1.

Borrowing Officer - each officer of Borrower who is authorized to submit a request for an Revolving Advance or the issuance of a Letter of Credit.

Business Day - a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of either the United States or the States of Missouri.

Capital Expenditure - an expenditure for an asset that must be depreciated or amortized under GAAP, for goodwill, or for any asset that under GAAP must be treated as a capital asset, including payments under Capital Leases. An expenditure for purposes of this definition includes any deferred or seller financed portion of the purchase price of an asset and the original capitalized amount of a Capital Lease.

Capital Lease - any lease that has been or should be capitalized under GAAP.

Charter Documents - the articles or certificate of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; the articles of organization of a limited liability company; or the indenture of a trust, or comparable documents for other entities.

Cobra - The Consolidated Omnibus Budget Reconciliation Act of
1986.

Code - the Internal Revenue Code of 1986 and all regulations thereunder of the IRS.

Commitment Fee is defined in Section 5.

Commitment Fee Rate is defined in Section 5, 5.

Commitment Letter - That certain letter dated February 11, 1997 between Borrower and Lender.

Commitments - the Revolving Commitment and the Letter of Credit
Commitment.

Commonly Controlled Entity - a Person which is under common control with another Person within the meaning of Section 414(b) or (c) of the Code.

Consolidated Adjusted Net Worth is defined in Section 16.1.

Contract - any contract, note, bond, indenture, deed, mortgage, deed of trust, security agreement, pledge, hypothecation agreement, assignment, or other agreement or undertaking, or any security.

Conversion Date is defined in Section 4.6.

Covered Person is defined in Section 2.3.

Current Assets is defined in Section 17.1.

Current Liabilities is defined in Section 17.1.

Default - any of the events listed in Section 18.1 of this Agreement, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

Disclosure Schedule - the Disclosure Schedule of Borrower attached hereto as Exhibit 13.

DOL - the United States Department of Labor.

Dollars - and the sign "$", lawful money of the United States.

EBITDA is defined in Section 17.1.

Effective Date - the date when this Agreement is effective as provided in Section 1.

Environmental Law - the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Clean Air Act, or any other Law pertaining to environmental quality or remediation of Hazardous Material.

ERISA Affiliate - as to any Person, any trade or business
(irrespective of whether incorporated) which is a member of a group of which such Person is a member and thereafter treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or applicable Treasury Regulations.

ERISA - the Employee Retirement Income Security Act of 1974.

Event of Default - any of the events listed in Section 18.1 of this Agreement as to which any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

Execution Date - the date when this Agreement has been executed.

Exempted Subsidiaries - Midsouth Partners and Insituform Linings
Plc.

Existing Default - a Default which has occurred and is continuing, or an Event of Default which has occurred, and which has not been waived in writing by Lender.

Final Payment - repayment in full of the Revolving Loans and all unpaid interest accrued thereon accompanied by the cancellation or termination of all of the Commitments and expiration of all outstanding Letters of Credit for which Borrower has not provided cash collateral satisfactory to Lender as provided herein to cover the Letter of Credit Exposure with respect thereto.

Financial Statements - the most recent of the Initial Financial Statements and the financial statements of Borrower that are furnished to Lender as required in Section 15.12 of this Agreement; provided, however, that for purposes of calculating any amount or financial ratio hereunder as of a date or for a period not entirely covered by the most recent and prior such financial statements furnished to Lender, the term "Financial Statements" shall be deemed to include the financial statements of Borrower that cover such periods as have been filed by Borrower with the Securities and Exchange Commission.

Fixed Charges is defined in Section 17.1.

FRB - the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

Funded Debt is defined in Section 17.1.

GAAP - those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.

Governmental Authority - the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgements are enforceable by or within the territory of any of the foregoing.

Guaranty - the guaranty required under Section 10 to be executed and delivered to Lender.

Guarantor - a Subsidiary of Borrower that has executed and delivered to Lender either the Guaranty or a joinder to the Guaranty as required under Section 10.

Hazardous Material - any hazardous, radioactive, toxic, solid or special waste, material, substance or constituent thereof, or any other such substance (as defined under any applicable law or regulation), including Asbestos or asbestos containing material. "Hazardous Material" does not include materials or products containing hazardous constituents which are not considered to be waste under the applicable Environmental Law or which are considered to be waste but are transported, handled or disposed of in accordance with the applicable Environmental Law, or asbestos or asbestos containing material which is not friable.

Indebtedness - as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any Security Interest in any property of such Person; (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; (viii) under any conditional sale agreement or title retention agreement; or (ix) to pay interest or fees with respect to any of the foregoing. "Indebtedness" also includes any other Obligation that either
(i) is non-contingent and liquidated in amount or (ii) should under GAAP be included in liabilities and not just as a footnote on a balance sheet.

Indemnified Parties is defined in Section 19.7.1.

Indirect Obligation - as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Security Interest in any property of such Person that secures any Obligation of another Person, (c) any enforceable contractual requirement that such Person (i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation, (iv) grant a Security Interest in any property of such Person to secure any Obligation of another Person, or
(v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; and
(d) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term "Indirect Obligation" does not, however, include the indorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

Initial Financial Statements - the financial statements of Borrower referred to in Section 13.11.

Interest Period - the period during which a particular Adjusted
LIBO Rate applies to a LIBOR Tranche, as selected by Borrower as provided in Section 4.2.

Interim Repayment is defined in Section 6.1.

IRS - the Internal Revenue Service.

Law - any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

Lender - NationsBank, N.A.

Lending Office - the office of Lender at 800 Market Street, St.
Louis, Missouri, 63101, or such other address as Lender may designate from time to time by notice to Borrower in accordance with the terms of Section 20.1.

Letter of Credit - a letter of credit issued by Lender pursuant to the Letter of Credit Commitment.

Letter of Credit Commitment - the commitment of Lender to issue letters of credit as provided in Section 3.2.

Letter of Credit Exposure - the undrawn amount of all outstanding letters of credit issued by Lender for the account of Borrower or any of its Subsidiaries under the Letter of Credit Commitment plus all amounts drawn on such letters of credit and not yet reimbursed to Lender by Borrower.

LIBO Rate is defined in Section 4.4.

LIBOR Increment - is defined in Section 4.5.

LIBOR Tranche - a Tranche on which interest accrues at the Adjusted LIBO Rate.

Loan Documents - this Agreement, the Revolving Note, the Guaranty and all other agreements, certificates, documents, instruments and other writings executed in connection herewith.

Loan Obligations - all of Borrower's Indebtedness owing to Lender under the Loan Documents, whether as principal, interest, fees or otherwise, all reimbursement obligations of Borrower to Lender with respect to the Letter of Credit Exposure, and all other obligations and liabilities of Borrower to Lender under the Loan Documents (in each case including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, including but not limited to the obligation of Borrower to repay future advances by Lender under the Loan Documents, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower and Lender in the Loan Documents.

Maintenance Capital Expenditures is defined in Section 17.1.

Material Adverse Effect - with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition or property of the Borrower and its Subsidiaries taken as a whole, without reference to any Restructuring Charges,or the ability of the Borrower to timely pay or perform the Borrower's Obligations generally, or the ability of Borrower to pay or perform any of the Loan Obligations.

Material Agreement - as to any Person, any Contract to which such Person is a party or by which such Person is bound which, if violated or breached, would have a Material Adverse Effect.

Material Law - any Law whose violation by a Person would have a Material Adverse Effect.

Material License - (i) as to any Person, any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made would have a Material Adverse Effect, and (ii) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

Material Obligation - as to any Person, an Obligation of such Person which if not fully and timely paid or performed would have a Material Adverse Effect.

Material Proceeding - any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves a Covered Person or a Guarantor as a party or any property of Covered Person or a Guarantor, and is reasonably likely to have a Material Adverse Effect, or
(ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Revolving Advance, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents.

Maturity - as to any Indebtedness, the time when it becomes payable in full, whether at a regularly scheduled time, because of acceleration or otherwise.

Maturity Date - the date specified in Section 6.1.

Multi-employer Plan - a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

Note Purchase Agreement - the Note Purchase Agreement dated February 14, 1997, as amended, among Borrower and other parties signatory thereto under which Borrower issued certain 7.88% Senior Notes, Series A, Due February 14, 2007, of $110,000,000 aggregate original principal amount.

Notice of Conversion/Continuation is defined in Section 4.6.

Obligation - as to any Person, any Indebtedness of such Person, any guaranty by such Person of any Indebtedness of another Person, and any contractual requirement enforceable against such Person that does not constitute Indebtedness of such Person or a guaranty by such Person but which would involve the expenditure of money by such Person if complied with or enforced.

PBGC - the Pension Benefit Guaranty Corporation.

Pension Benefit Plan - any pension or profit-sharing plan which is covered by Title I of ERISA and all other benefit plans and in respect of which a Person or a Commonly Controlled Entity of such Person as an "employer" as defined in Section 3(5) of ERISA.

Permitted Acquisition is defined in Section 16.4.

Permitted Indebtedness - Indebtedness that is permitted under
Section 16.1.

Person - any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, limited liability partnership, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued. If the context so implies or requires, the term
Person includes Borrower.

Prime Rate is defined in Section 4.3.

Prime Rate Tranche - a Tranche on which interest accrues at the Prime Rate.

Priority Debt is defined in Section 16.1.

Regulation D, Regulation G, Regulation U, Regulation T, and Regulation X" - respectively, Regulation D issued by the FRB, Regulation G issued by the FRB, Regulation U issued by the FRB, Regulation T issued by the FRB and Regulation X issued by the FRB.

Remaining Interest Period is defined in Section 4.12.

Reportable Event - a reportable event as defined in Title IV of ERISA or the regulations thereunder.

Responsible Officer - as to any Person that is not an individual, partnership or trust, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer, the Treasurer, any Assistant to the Treasurer, or any Vice President in charge of a principal business unit; as to any partnership, any individual who is a general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the partnership's business; and as to any trust, any individual who is a trustee.

Restricted Indirect Obligations is defined in Section 17.1.

Restricted Payment is defined in Section 16.6.

Restructuring Charges - any and all charges and provisions related to the relocation of Borrower's corporate headquarters, engineering and development center from Memphis to metropolitan
St. Louis, including severance costs.

Revolving Advance - an advance to Borrower under the Revolving
Commitment.

Revolving Advance Date is defined in Section 9.1.

Revolving Commitment -  the commitment of Lender as stated in
Section 3.1.1 to make Revolving Advances.

Revolving Loan - the from time to time outstanding principal balance of all Revolving Advances.

Security Interest - as to any item of tangible or intangible property, any interest therein or right with respect thereto that secures an Obligation or Indirect Obligation, whether such interest or right is created under a Contract, or by operation of law or statute (such as but not limited to a statutory lien for work or materials), or as a result of a judgment, or which arises under any form of preferential or title retention agreement or arrangement (including a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

Senior Notes - the 7.88% Senior Notes, Series A, Due February 14,
2007 of $110,000,000 aggregate original principal amount that were issued by Borrower pursuant to the Note Purchase Agreement.

Subsidiary - as to any Person, a corporation with respect to which more than 50% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person, other than a corporation which has no significant assets and is not actively engaged in a trade or business.

Tangible Assets is defined in Section 17.1.

Tangible Net Worth is defined in Section 17.1.

Tax - as to any Person, any tax, assessment, fee, or other charge levied by a Governmental Authority on the income or property of such Person, including any interest or penalties thereon, and which is payable by such Person.

Total Assets means the total assets of the Borrower and its Subsidiaries, as shown on the most recent annual Financial
Statements.

Total Capitalization is defined in Section 17.1.

Tranche - any portion of a Revolving Loan, or an entire Revolving
Loan if applicable, on which interest accrues at a particular rate as selected by Borrower as provided herein.

UCC - the Uniform Commercial Code as in effect from time to time in the State of Missouri or such other similar statute as in effect from time to time in Missouri or any other appropriate jurisdiction.

United States - when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

United States Assets means the identifiable United States assets of the Borrower and its Subsidiaries, as shown on the most recent annual Financial Statements.

Unused Revolving Commitment is defined in Section 5.

Welfare Benefit Plan - any plan described by Section 3(1) of
ERISA.

1996 Form 10-K means Borrower's Annual Report as Form 10-K for the year ended December 31, 1996, as amended, filed with the Securities and Exchange Commission.

1997 Form 10-Qs means Borrower's Quarterly Reports on Form 10-Q for, respectively, the three months ended March 31, 1997, and the three months ended June 30, 1997, filed with the Securities and Exchange Commission.

                                                        EXHIBIT 3.1.2

                       FORM OF REVOLVING NOTE

                           REVOLVING NOTE
$20,000,000.00                                    St. Louis, Missouri
                                                      August 20, 1997

        For value received, Insituform Technologies, Inc. ("Borrower"), promises to pay to the order of the NationsBank, N.A. ("Lender") the principal sum of $20,000,000.00 or such lesser outstanding principal amount as has been advanced to Borrower under the Loan Agreement effective August 20, 1997, between Borrower and NationsBank, N.A. (as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the "Loan Agreement"), and all unpaid interest accrued thereon, on September 1, 2000. Borrower further promises to pay, on such dates as are provided in the Loan Agreement, interest from the date hereof accrued on the from time to time outstanding principal balance at the per annum rate or rates as provided in the Loan Agreement.

        All capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.

        Commencing on the Maturity Date and, if sooner, upon the occurrence of an Event of Default, all outstanding principal and, to the extent permitted by law, unpaid interest accrued under this Note and all other amounts owing hereunder shall bear interest, payable on demand, at the Default Rate.

        All interest payable under this Note shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed and both principal and interest are payable in Dollars to Lender at the Lending Office.

        Payment of this Note is guarantied by the Guarantors as provided in the Loan Agreement and the Guaranty.

        Borrower may prepay the principal amount of this Note to the extent and upon the conditions provided in the Loan
Agreement.

        The date and amount of all disbursements and receipts of principal and interest with respect to this Note will be recorded in the records that Lender normally maintains for instruments and agreements similar to this Note and the other Loan Documents.
The failure to record, or any error in recording, any of the foregoing does not, however, affect the obligation of Borrower to pay principal, interest and other amounts as required under the Loan Documents. Borrower has the burden of proving that Lender's records are not correct. Borrower agrees that Lender's books and records showing disbursements and receipts are admissible in any action or proceeding arising therefrom, and constitute prima facie proof thereof. Such records are deemed accurate and binding on Borrower and an account stated, except as expressly provided otherwise in the Loan Agreement.

        The Loan Agreement contains provisions regarding the acceleration of the maturity hereof upon the occurrence of any Event of Default, and such provisions are incorporated herein by this reference.

        If any payment required under this Note or the Loan Agreement is not made when due, or upon any other Event of Default, Borrower will pay all costs of collection of this Note, including but not limited to court costs and reasonable attorneys fees and actual expenses of such attorneys, whether or not litigation is commenced, including representation of Lender in connection with any bankruptcy or insolvency proceeding of Borrower.

        Demand for payment, presentment, protest, notice of protest and nonpayment, notice of dishonor, and all other notices and demands under this Note and any and all lack of diligence in the enforcement of this Note are hereby waived by maker, Guarantors and all others who become parties to this Note and the same hereby assent to each and every extension or postponement of the time of payment, at or after demand, or other indulgence, and hereby waive any and all notice thereof. Every such party by becoming a party to this Note further waives any and all defenses which such party may have based on suretyship or impairment of collateral with respect to this Note.

        No amendment, modification or waiver of any provision of this Note, or consent to any departure by Borrower herefrom, will be effective unless the same is in writing signed by an authorized officer of Lender, and then only in the specific instance and for the specific purpose for which given. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Note operates as a waiver thereof, and no single or partial exercise by Lender of any right under this Note precludes any other or further exercise thereof, or the exercise of any other right. Each and every right granted to Lender under this Note or allowed to it at law or in equity is deemed cumulative and such remedies may be exercised from time to time concurrently or consecutively at Lender's option.

        All notices required to be given or which may be given in connection with this Note are to be given in the manner required for notices under the Loan Agreement.

        This Note is to be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles.

                          INSITUFORM TECHNOLOGIES, INC.

                          by its
                                -----------------------------

                                                         EXHIBIT 10-A

                          FORM OF GUARANTY

                          UNLIMITED GUARANTY

        This Unlimited Guaranty (this "Guaranty"), effective
August 20, 1997, (the "Effective Date") is given by each of the undersigned entities (each a "Guarantor" and collectively the "Guarantors"), to NATIONSBANK, N.A., a national banking association ("Beneficiary").

        To induce, and in consideration of, beneficiary's execution of the Loan Agreement and Beneficiary's Commitments, and for other sufficient consideration, the receipt of which is hereby acknowledged, the Guarantors and Beneficiary hereby agree as follows:

        1. General. Unless the context of this Guaranty clearly requires otherwise, (i) references to the plural include the singular and vice versa, (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Guaranty, (iii) references to one gender include all genders, (iv) "including" is not limiting, (v) "or" has the inclusive meaning represented by the phrase "and/or", (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Guaranty refer to this Guaranty as a whole, including its Exhibits, and not to any particular provision of this Guaranty, (vii) the word "Section" or "section" and "Page" or "page" refer to a section or page, respectively, of this Guaranty unless it expressly refers to something else, (viii) reference to any agreement, document, or instrument, including this Guaranty, any other Loan Document and any agreement, document or instrument defined herein, means such agreement, document, or instrument as it may have been or may be amended, restated, extended, renewed, replaced, or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and includes all attachments thereto and instruments incorporated therein, if any, and (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions are for convenience only and do not affect the interpretation or construction of this Guaranty.

        2. Definitions. All capitalized terms not otherwise defined herein have the meanings given them in that certain Loan Agreement of even date herewith by and between Insitutform Technologies, Inc. ("Borrower") and Beneficiary (as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the "Loan Agreement").

        3. Acknowledgement of Capacity as a Covered Person Under the Loan Agreement. Each Guarantor acknowledges that it has reviewed the Loan Agreement and agrees that it is a "Covered Person" (as that term is defined in the Loan Agreement and used in the Loan Agreement and the other Loan Documents). All of the representations and warranties, covenants, and agreements contained in the Loan Agreement and the other Loan Documents which are applicable to a Covered Person are incorporated into this Guaranty by this reference and each Guarantor, as such a Covered Person, hereby makes such representations and warranties to, and makes such covenants and agreements with, Beneficiary. Each Guarantor further acknowledges and agrees that the failure of a Guarantor to comply with any terms of the Loan Agreement or the other Loan Documents applicable to such Guarantor as a Covered Person will result in a Default under the Loan Agreement and the other Loan Documents, entitling Beneficiary to all of their remedies thereunder and under applicable law and in equity.

        4.       Guaranty.

        4.1 Unlimited Guaranty of Payment and Performance. Guarantors hereby jointly and severally guaranty to Beneficiary, for the benefit of Beneficiary, the full and prompt payment and performance of the Loan Obligations and all costs of collection thereof, including reasonable attorneys' fees and expenses (whether or not there is litigation), court costs and all costs in connection with any proceedings under the United States Bankruptcy Code (collectively, the "Guarantied Obligations"). Each Guarantor understands and acknowledges that there is no limit on the Guarantied Obligations.

        4.2 Nature of Guaranty. This is a continuing, absolute and unconditional guaranty of payment and performance and not merely of collection. Each Guarantor's liability with respect to the Guarantied Obligations is primary, not secondary. Upon the occurrence of any Event of Default and at any time thereafter, Beneficiary may proceed directly against any Guarantor without first proceeding against Borrower, any other Person liable for the payment or performance of the Guarantied Obligations, or any Collateral or other security for the Guarantied Obligations. Beneficiary will not be required to mitigate damages or take any other action to reduce, collect or enforce the Guarantied Obligations. Only upon Final Payment will this Guaranty be released, subject to being automatically reinstated as provided in
Section 7 herein until Final Payment.

        4.3      Place for Performance.  All obligations of
Guarantors under this Guaranty are performable and payable at the Lending Office.

        5. No Release of Guarantors. Each Guarantor's liability under this Guaranty will not be reduced, extinguished, discharged or released by, and no Guarantor is entitled to raise as a defense, any:

        5.1 invalidity, irregularity or unenforceability of the Guarantied Obligations, Borrower's Loan Obligations or other obligations under the Loan Documents to which it is a party, or of such Guarantor's obligations under the Loan Documents to which it is a party, including this Guaranty;

        5.2 existing or future offset, claim, counterclaim or defense of Borrower, such Guarantor or any other party against Beneficiary or against payment of the Loan Obligations or the Guarantied Obligations (whether such offset, claim, counterclaim or defense arises in connection with the Loan Obligations or the Guarantied Obligations or the transactions creating the Loan Obligations or the Guarantied Obligations or otherwise);

        5.3 failure of such Guarantor to be given notice of a Default or Event of Default by Borrower;

        5.4 waivers of Defaults or Events of Default or other waivers under the Loan Documents;

        5.5 extensions of due dates for payments, modifications of interest rates or other payment terms with respect to the Guarantied Obligations or any other accommodation, indulgence or forbearance granted to Borrower;

        5.6 reorganization, merger or consolidation of Borrower or such Guarantor into or with any other Person;

        5.7 release of or non-perfection with respect to any or all of the Collateral or any other security for the Guarantied
Obligations;

        5.8 taking or accepting of any other security or collateral for, or guaranty of, any or all of the Guarantied
Obligations;

        5.9 the death of or release of, or settlement or compromise with, any one or more other Persons who have guarantied, or are otherwise liable for the payment or performance of, any or all of the Guarantied Obligations;

        5.10 assignment or other transfer of, or granting of a participation in, any of the Guarantied Obligations or any Collateral or other security therefor, by Beneficiary;

        5.11 other acts or omissions which, in the absence of this Section 5 would operate so as to reduce, extinguish, discharge or release such Guarantor's liability under this Guaranty (except for the full and indefeasible payment of the Guarantied Obligations, cancellation or termination of the Commitments, expiration of all Letters of Credit, and termination of any other commitment to extend credit or make advances to or for the account of Borrower).

        6.       Waivers.

        6.1      Notice.  Each Guarantor hereby waives notice of
(i) acceptance of this Guaranty, (ii) any amendment, restatement or other modification of any of the Loan Documents (including modifications to interest rates or other payment terms of the Guarantied Obligations), (iii) Advances to Borrower by Beneficiary and fundings of Advances to Borrower by Beneficiary, (iv) the occurrence of a Default or Event of Default, (v) any matter referred to in Section 5 of this Guaranty, and (vi) any other action at any time taken or omitted by Beneficiary, and generally, all demands and notices of every kind in connection with this Guaranty and the Loan Documents, except as expressly provided herein and in the Loan Agreement.

        6.2 Right of Contribution, Etc. Each Guarantor hereby waives any right of contribution, subrogation, reimbursement, indemnity, or repayment, and any other "claim", as that term is defined in the United States Bankruptcy Code, which such Guarantor might now have or hereafter acquire against Borrower or any other Person liable for the payment or performance of the Loan Obligations (other than pursuant to the Contribution Agreement of even date herewith among the Guarantors) that arises from the existence or performance of such Guarantor's obligations under this Guaranty; and such Guarantor waives the right to participate in any existing or future Collateral or other security for the Guarantied Obligations. Each Guarantor further agrees that such Guarantor will not enter into any agreement providing, directly or indirectly, for any contribution, subrogation, reimbursement, indemnity or repayment by Borrower on account of any payment made by such Guarantor hereunder, and that any such agreement would be void. Until Final Payment, no Guarantor has any right of contribution, subrogation, reimbursement, indemnity or repayment and no right of recourse to or with respect to any assets or property of any other guarantor or other Person liable for any of the Guarantied Obligations (other than pursuant to the Contribution Agreement of even date herewith among the Guarantors).

        6.3 Other. Each Guarantor hereby waives (i) diligence, presentment, demand for payment, protest or notice, whether of nonpayment, dishonor, protest or otherwise, (ii) any and all claims, counterclaims or defenses based upon, related to or arising out of (a) any matter referred to in Section 5 of this Guaranty,
(b) any issue as to whether any sale or other disposition of any security for the Guarantied Obligations was conducted in a commercially reasonable fashion, (c) any election of remedies by Beneficiary, and (d) a theory that this Guaranty should be strictly construed against Beneficiary and Beneficiary, and (iv) all other defenses (except Final Payment) under applicable Law that would, but for this clause (iv), be available to such Guarantor as a defense against, or a reduction, extinguishment, discharge or release of its obligations under, this Guaranty.

        7. Reinstatement of Guaranty in Certain Circumstances. Each Guarantor agrees that, if any or all of a payment made by or on behalf of Borrower of any Guarantied Obligation is returned by any Person at any time for any reason, including pursuant to any settlement, order (whether or not final) of a court of competent jurisdiction, provision of the United States Bankruptcy Code, other debtor relief Law or other applicable Law or because of acts or omissions of Borrower, the Guarantied Obligations will not be deemed to have been satisfied to the extent of the returned payment and the obligations of such Guarantor will be deemed to be reinstated automatically and to continue in full force and effect. If Borrower ceases to be liable to Beneficiary for any of the Loan Obligations (other than by reason of Final Payment), then any prior release or discharge from this Guaranty will be without effect and this Guaranty and the obligations of each Guarantor hereunder will be automatically reinstated and continue in full force and effect.

        8. Representations and Warranties. Each Guarantor represents and warrants to Beneficiary as follows:

        8.1 Authorization. Each Guarantor is duly authorized to execute and perform this Guaranty and this Guaranty has been properly authorized by all requisite corporate, membership, or partnership action (as the case may be) of such Guarantor. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority or any other Person, is required in connection with such Guarantor's execution, delivery or performance of this Guaranty, except for those already duly obtained.

        8.2 Due Execution. This Guaranty has been executed on behalf of each Guarantor by a legally competent Person duly authorized to do so.

        8.3 Enforceability. This Guaranty constitutes the legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, except to the extent that the enforceability thereof against such Guarantor may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditor's rights generally or by equitable principles of general application.

        8.4 Legal Restraints. The execution of this Guaranty by each Guarantor, and the performance by such Guarantor of its obligations under this Guaranty, will not violate or constitute a default under the Charter Documents of such Guarantor, any Material Agreement, or any Material Law, and will not, except as expressly contemplated or permitted in this Guaranty, result in any Security Interest being imposed on any of such Guarantor's property.

        8.5 Independent Credit Evaluation. Each Guarantor has independently, and without reliance on any information supplied by Beneficiary, taken, and will continue to take, whatever steps such Guarantor deems necessary to evaluate the financial condition and affairs of Borrower. Beneficiary has no duty to advise any Guarantor of information at any time known to Beneficiary regarding such financial condition or affairs.

        8.6      No Representation By Beneficiary or Beneficiary.
Neither Beneficiary has not made any representation, warranty or statement to any Guarantor to induce such Guarantor to execute this Guaranty.

        9. Survival of Representations. All representations, warranties, and covenants of each Guarantor contained herein survive the execution and delivery of this Guaranty, and terminate only upon the full and indefeasible payment of all of the Guarantied Obligations, cancellation or termination of all of the Commitments, expiration of all Letters of Credit, and when Beneficiary have no other commitment to extend credit or make advances to or for the account of Borrower.

        10. Authorization to Charge Accounts. Each Guarantor hereby authorizes Beneficiary, if and to the extent any amount payable by such Guarantor under this Guaranty is not otherwise paid when due, to charge such amount against any or all of the accounts of such Guarantor with Beneficiary or any Affiliate of Beneficiary or any Affiliate of Beneficiary, with such Guarantor remaining liable for any deficiency.

        11. Beneficiary's Offset Rights. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, Beneficiary is hereby authorized, without notice to any Guarantor (any such notice being expressly waived by each

Guarantor), to setoff against the Guarantied Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by Beneficiary to or for the credit or the account of such Guarantor, irrespective of whether or not demand has been made under the Loan Agreement, any Note, or this Guaranty, and to remit the proceeds of such setoff to Beneficiary for distribution to Beneficiary and application to the Loan Obligations as provided in the Loan Agreement.

        12. Enforcement. Each Guarantor acknowledges that all of the Guarantors are liable jointly and severally for the full amount of the Guarantied Obligations. Suits for the enforcement of this Guaranty may be brought, at the option of Beneficiary, against all Guarantors, or successively against each Guarantor, or against one or more but not against all Guarantors.

        13. Attorney's Fees and Other Costs. If Guarantors fail to pay the Guarantied Obligations as required by this Guaranty, then Guarantors will pay all costs incurred by Beneficiary in enforcing this Guaranty, including reasonable attorneys' fees and expenses (whether or not there is litigation), court costs and all costs incurred in connection with any proceedings under the United States Bankruptcy Code.

        14. Records. Beneficiary's books and records showing the account between Beneficiary and Borrower are admissible in evidence in any action or proceeding with respect to this Guaranty and constitute prima facie proof of the information therein.

        15. Binding Nature of Certain Adjudications. Each Guarantor will be conclusively bound by the final adjudication in any action or proceeding, legal or otherwise, involving any controversy arising under, in connection with, or in any way related to, any of the Guarantied Obligations, and by a final judgment, award or decree entered therein, if such Guarantor had the right, or was given the opportunity, to participate in such action or proceeding and was given notice of such action or proceeding in time to exercise such right or avail itself of such opportunity.

        16. Application of Payments. All payments made under this Guaranty will be allocated among the principal and interest and other components of the Guarantied Obligations and the other obligations of a Guarantor hereunder in such order and amount as Beneficiary may determine in its sole and absolute discretion.

        17. Limitation of Liability. Beneficiary will not have any liability with respect to, and each Guarantor hereby waives, releases and agrees not to sue for, (i) any loss or damage sustained by any Guarantor that may occur as a result of, in connection with, or that is in any way related to, any act or failure to act referred to in Section 5 of this Guaranty, or
(ii) any special, indirect or consequential damages suffered by any Guarantor in connection with any claim related to this Guaranty.

        18.      Miscellaneous.

        18.1 Notices. All notices, consents, requests and demands to or upon the respective parties hereto must be in writing, and will be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or when deposited in the United States mail, postage prepaid, or, in the case of telegraphic notice, or the overnight courier services, when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or to such other address as either party may designate by notice to the other in accordance with the terms of this Section. No notice given to or demand made on any Guarantor by Beneficiary or Beneficiary in any instance entitles Borrower to notice or demand in any other instance.

        18.2 Amendments and Waivers. No amendment to, waiver of, or departure from full compliance with any provision of this Guaranty, or consent to any departure by any Guarantor herefrom, will be effective unless it is in writing and signed by authorized officers of such Guarantor and Beneficiary; provided, however, that any such waiver or consent will be effective only in the specific instance and for the purpose for which given. No failure by Beneficiary to exercise, and no delay by Beneficiary in exercising, any right, remedy, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise by Beneficiary of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege.

        18.3 Rights Cumulative. Each of the rights and remedies of Beneficiary and Beneficiary under this Guaranty is in addition to all of their other rights and remedies under applicable Law, and nothing in this Guaranty may be construed as limiting any such rights or remedies.

        18.4     Successors and Assigns.  This Guaranty binds
Guarantors and their respective successors and assigns and inures to the benefit of Beneficiary, and each of its successors, transferees, participants and assignees. No Guarantor may delegate or transfer any of its obligations under this Guaranty without the prior written consent of Beneficiary. With respect to Guarantor's successors and assigns, such successors and assigns include any receiver, trustee or debtor-in-possession of or for Guarantor.

        18.5 Severability. Any provision of this Guaranty which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

        18.6 Governing Law; No Third Party Rights. This Guaranty is to be governed by and construed and interpreted in accordance with the internal Laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles. This Guaranty is solely for the benefit of the parties hereto and Beneficiary, and their respective successors and assigns, and no other Person has any right, benefit, priority or interest under, or because of the existence of, this Guaranty.

        18.7 Counterparts. This Guaranty may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together constitute one and the same instrument. It is not necessary in making proof of this Guaranty to produce or account for more than one counterpart signed by the party to be charged.

        18.8 Counterpart Facsimile Execution. For purposes of this Guaranty, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.
At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Guaranty or any amendment or other document executed in compliance with this Section.

        18.9 Final Expression; No Course of Dealing. This Guaranty, together with the Loan Agreement, the other Loan
Documents and any other agreement executed in connection herewith or therewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance or course of dealing rendered or taken under or with respect to this Guaranty, the Loan Agreement or the other Loan Documents will not be relevant to determine the meaning of this Guaranty, the Loan Agreement or the other Loan Documents even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

        18.10 Negotiated Transaction. Each Guarantor and Beneficiary each represent to the other that in the negotiation and drafting of this Guaranty each has been represented by and has relied upon the advice of counsel of its choice. Each Guarantor and Beneficiary affirm that its counsel has had a substantial role in the drafting and negotiation of this Guaranty; therefore, this Guaranty will be deemed drafted by each of Borrower and Beneficiary, and the rule of construction to the effect that any ambiguities are to be resolved against the drafter will not be employed in the interpretation of this Guaranty.

        18.11 Attorney's Fees and Other Costs. If Guarantors fail to pay the Guarantied Obligations as required by this Guaranty, then Guarantors will pay all costs incurred by Beneficiary in enforcing this Guaranty, including reasonable attorneys' fees and actual attorneys' expenses (whether or not there is litigation), court costs and all reasonable costs incurred in connection with any proceedings under the United States Bankruptcy Code.

        18.12 Assignment By Beneficiary. To the extent permitted in the Loan Agreement, Beneficiary may grant a participation interest in or assign or transfer to another Person any instrument, document or agreement evidencing any of the Guarantied Obligations and Beneficiary's rights under this Guaranty.

        18.13 Choice of forum. Guarantors hereby agree to the exclusive jurisdiction of the federal court of the Eastern District of Missouri and the state courts of Missouri located in St. Louis County or the City of St. Louis, Missouri, with respect to any dispute exclusively between Beneficiary and any Guarantor and waive any objection based on venue or forum non conveniens with respect to any action instituted therein, and agree that any dispute exclusively between Beneficiary and any Guarantor concerning the relationship between any Guarantor and Beneficiary or the conduct of any of them in connection with this Guaranty or otherwise may be heard only in the courts described above.

        18.14 Service of process. Each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to such Guarantor at its address set forth on the signature page hereof, and service so made will be deemed to be completed five (5) days after the same has so deposited in the U.S. Mails, certified or registered; or at Beneficiary's option, by service upon CT Corporation, which each Guarantor irrevocably appoints as such Guarantor's agent for the purpose of accepting service of process within the State of Missouri. Beneficiary will promptly forward by registered mail any process so served upon said agent to such Guarantor at its address on the signature page hereof. Nothing in this Section affects the right of Beneficiary to serve legal process in any other manner permitted by Law.

        18.15 Waiver of jury trial. Each Guarantor and Beneficiary hereby waive any right to trial by jury of any claim, demand, action or cause of action (i) arising under this Guaranty or any other Loan Document, or (ii) in any way connected with or related or incidental to the dealings of the parties hereto or either of them in respect of this Guaranty or any other Loan Document, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise. Each Guarantor and Beneficiary agree and consent that any such claim, demand, action or cause of action will be decided by court trial without a jury and that either may file an original counterpart or a copy of this Guaranty with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

             [remainder of page intentionally left blank]

        IN WITNESS WHEREOF, this Guaranty has been duly executed as of the date first above written.

Affholder, Inc.                             INA Acquisition Corp.

by its                                      by its
      ---------------------                      --------------------

---------------------------                 -------------------------
Notice address:                             Notice address:


---------------------------                 -------------------------

---------------------------                 -------------------------
Attn:                                       Attn:
     ----------------------                      --------------------
FAX #                                       FAX #
     ----------------------                      --------------------
TEL #                                       TEL #
     ----------------------                      --------------------
Insituform Central, Inc.                    Insituform Gulf South,
                                            Inc.

by its                                      by its
      ---------------------                      --------------------

---------------------------                 -------------------------
Notice address:                             Notice address:


---------------------------                 -------------------------

---------------------------                 -------------------------

     ----------------------                      --------------------
FAX #                                       FAX #
     ----------------------                      --------------------
TEL #                                       TEL #
     ----------------------                      --------------------

Insituform Mid-America, Inc.                Insituform Midwest, Inc.

by its                                      by its
      ---------------------                      --------------------

---------------------------                 -------------------------

Notice address:                             Notice address:


---------------------------                 -------------------------

---------------------------                 -------------------------

     ----------------------                      --------------------
FAX #                                       FAX #
     ----------------------                      --------------------
TEL #                                       TEL #
     ----------------------                      --------------------

Insituform Missouri, Inc.                   Insituform of New England,
                                            Inc.

by its                                      by its
      ---------------------                      --------------------

---------------------------                 -------------------------
Notice address:                             Notice address:


---------------------------                 -------------------------

---------------------------                 -------------------------

     ----------------------                      --------------------
FAX #                                       FAX #
     ----------------------                      --------------------
TEL #                                       TEL #
     ----------------------                      --------------------

Insituform North, Inc.                      Insituform North America
Corp.

by its                                      by its
      ---------------------                      --------------------

---------------------------                 -------------------------
Notice address:                             Notice address:


---------------------------                 -------------------------

---------------------------                 -------------------------

     ----------------------                      --------------------

FAX #                                       FAX #
     ----------------------                      --------------------
TEL #                                       TEL #
     ----------------------                      --------------------

Insituform Plains, Inc.                     Insituform Rockies, Inc.

by its                                      by its
      ---------------------                      --------------------

---------------------------                 -------------------------
Notice address:                             Notice address:


---------------------------                 -------------------------

---------------------------                 -------------------------

     ----------------------                      --------------------
FAX #                                       FAX #
     ----------------------                      --------------------
TEL #                                       TEL #
     ----------------------                      --------------------

Insituform Southeast, Inc.                  Insituform Southwest

                                            By: Insituform Southwest,
                                                Inc., Managing Partner

by its                                      by its
      ---------------------                       -------------------

---------------------------                 -------------------------
Notice address:                             Notice address:


---------------------------                 -------------------------

---------------------------                 -------------------------

     ----------------------                      --------------------
FAX #                                       FAX #
     ----------------------                      --------------------
TEL #                                       TEL #
     ----------------------                      --------------------

Insituform Texark, Inc.                     Insituform West, Inc.

by its                                      by its
      ---------------------                      --------------------

---------------------------                 -------------------------
Notice address:                             Notice address:


---------------------------                 -------------------------

---------------------------                 -------------------------

     ----------------------                      --------------------
FAX #                                       FAX #
     ----------------------                      --------------------
TEL #                                       TEL #
     ----------------------                      --------------------

NuPipe, Inc.                                United Pipeline Systems
                                             USA, Inc.

by its                                      by its
      ---------------------                      -------------------

---------------------------                 -------------------------
Notice address:                             Notice address:


---------------------------                 -------------------------

---------------------------                 -------------------------

     ----------------------                      --------------------
FAX #                                       FAX #
     ----------------------                      --------------------
TEL #                                       TEL #
     ----------------------                      --------------------

                             EXHIBIT 10-B

        LIST OF GUARANTOR SUBSIDIARIES AS OF THE EFFECTIVE DATE


Affholder, Inc., a Missouri corporation
INA Acquisition Corp., a Delaware corporation
Insituform Central, Inc., a Delaware corporation
Insituform Gulf South, Inc., a Delaware corporation
Insituform Mid-America, Inc., a Delaware corporation
Insituform Midwest, Inc., a Delaware corporation
Insituform Missouri, Inc., a Delaware corporation
Insituform of New England, Inc., a Massachusetts corporation
Insituform North, Inc., a Delaware corporation
Insituform North America Corp., a Tennessee corporation
Insituform Plains, Inc., a Delaware corporation
Insituform Rockies, Inc., a Delaware corporation
Insituform Southeast, Inc., a Florida corporation
Insituform Southwest, a California partnership
Insituform Texark, Inc., a Delaware corporation
Insituform West, Inc., an Oregon corporation
NuPipe, Inc., an Oregon corporation
United Pipeline Systems USA, Inc., a Delaware corporation

                            EXHIBIT 11.1.1

                    DOCUMENTS AND REQUIREMENTS LIST


1.      Loan Agreement

2.      $20,000,000 Revolving Note payable to the order of Lender

3.      Joint and Several Unlimited Guaranty executed by all
        Guarantors

4. Contribution Agreement executed by Borrower and all Guarantors

5.      Borrower's Initial Advance Request with Disbursement
        Direction

6. Opinion of Counsel for Borrower and Guarantors satisfactory to Lender and covering the subject matter described in the Opinion Specification attachment hereto

7.      Secretary's Certificate (certifying resolutions, all
        Charter Documents, and incumbency of officers authorized to execute Loan Documents) for Borrower and each Guarantor

8. Good Standing Certificates for Borrower and each Guarantor from the Secretaries of State of the states of their organization

9.      Initial Financial Statements, including copies of
        Borrower's most recently filed Forms 10-K and 10Q

10. Certificates showing Borrower and Guarantors have insurance as required by Loan Agreement

11. Copies of all consents, licenses and approvals required for execution of Loan Documents (if any)

Attachment to Documents and Requirements List
Opinion Specification

Legal opinion of corporate and local counsel to Borrower and Guarantors must be on firm letterhead and together meet these requirements

1.      Address to NationsBank, N.A. at 800 Market Street, St.
        Louis, Missouri 63101.

2. Refer to Loan Agreement and other Loan Documents and use the Loan Agreement definitions.

3. Give opinions on the subjects covered in all of the following example paragraphs

        a. [Name of Borrower or Guarantor] is a [corporation] [limited partnership] [limited liability company] duly formed, validly existing and in good standing under the Laws of the State of [name of state] and is duly qualified and authorized to do business and is in good standing as a foreign [corporation] [limited partnership] [limited liability company] in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except where the failure to so qualify will not have a Material Adverse Effect.

        b. Borrower has all requisite power, authority, and legal capacity (a) to own, lease and operate its properties and assets and to carry on its business as now being conducted and (b) to execute, deliver and perform the terms of the Loan Documents to which it is a party. Each Guarantor has all requisite power, authority, and legal capacity (a) to own, lease and operate its properties and assets and to carry on its business as now being conducted and (b) to execute, deliver and perform the terms of the Loan Documents to which it is a party.

        c. All action on the part of Borrower required for the execution, delivery and performance of the Loan Documents to which it is a party has been duly taken. All action on the part of each Guarantor required for the execution, delivery and performance of the Loan Documents to which it is a party has been duly taken.

        d. The execution, delivery and performance of the Loan Documents by Borrower will not (a) violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a default under (i) Borrower's Charter Documents, or (ii) to our knowledge any franchise, agreement, indenture, or other instrument to which Borrower is a party or by which it or any of its property is bound or affected or (iii) any Law or other legal requirement applicable to Borrower, or (b) to our knowledge result in the creation or imposition of a Security Interest of any nature whatsoever upon Borrower's property or assets. The execution, delivery and performance of the Loan Documents by each Guarantor will not
                 (a) violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a default under (i) such Guarantor's Charter Documents, or (ii) to our knowledge any franchise or Contract to which such Guarantor is a party or by which it or any of its property is bound or affected or
                 (iii) any Law or other legal requirement applicable to such Guarantor, or (b) to our knowledge result in the creation or imposition of a Security Interest of any nature whatsoever upon such Guarantor's property or assets.

        e. Borrower has duly executed and delivered each of the Loan Documents to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms. Each Guarantor has duly executed and delivered each of the Loan Documents to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms.

        f. Each Person who signed any Loan Document as an officer of Borrower is duly authorized on behalf of Borrower to execute and deliver such document on behalf of Borrower. Each Person who signed any Loan Document as an officer of a Guarantor is duly authorized on behalf of such Guarantor to execute, deliver and perform such document on behalf of such Guarantor.

        g. No consent, approval or other authorization of or by, or registration or filing with, any Governmental Authority or other Person is required in connection with the execution, delivery and performance by Borrower or a Guarantor of the Loan Documents to which it is a party that has not already been obtained and a copy thereof delivered to Lender.

        h. There are no actions, proceedings or investigations pending or threatened against Borrower or a Guarantor which, alone or together, might adversely affect the validity or enforceability of any of the Loan Documents or the ability of Borrower or a Guarantor to perform its obligations thereunder, or, except as set forth in the Loan Documents, which, is reasonably likely to have a Material Adverse Effect.

        i. The use of the proceeds of the Aggregate Loans will not violate Regulations G, T, U or X of the Federal Reserve Board.

        j. If a court were to find that the Loan Documents are governed by, or are to be construed or interpreted in accordance with, the governing law set forth in the Loan Documents, the provisions of the Loan Documents regarding interest required to be paid by Borrower will not violate any Law of such State that limits the amount of interest that may be charged or collected on a loan of money or the method by which such interest is computed.

4. Add appropriate exceptions and limitations, all of which must be satisfactory to Lender.

5. Signature by a partner of the firm in his individual name or in the name of the firm.

                              EXHIBIT 13

                    DISCLOSURE SCHEDULE OF BORROWER

             Item 13.8 of Disclosure Schedule of Borrower;
                        Additional Proceedings

                                 None

            Item 13.18 of Disclosure Schedule; Subsidiaries

None
                                         % of
                        JURISDICTION     EQUITY
NAME OF SUBSIDIARY      OF ORGANIZATION  OWNED   Owner of Equity
Affholder, Inc.         Missouri         100%    Insituform Mid-America Inc.

Comely Investments      Isle of Man;     100%    INA Acquisition, Inc.
Limited                 Delaware

E-Midsouth, Inc.        Florida          100%    Insituform Southeast, Inc.

Enviroq Services, Inc.  Florida          100%    Insituform Mid-America,Inc.

GelTech Constructors,   Oregon           100%    INA Acquisition Corp.
Inc.

H.T. Schneider, Inc.    New York         100%    Insituform Technologies,
                                                 Inc.

INA Acquisition Corp.   Delaware         100%    Insituform Technologies,Inc.

Insituform Belux, NV/SA Belgium          100%    INA Acquisition Corp.

Insituform Central, Inc.Delaware         100%    Insituform Mid-America,Inc.

Insituform France S.A.  France           66-2/3% Insituform Technologies,Inc.

Insituform Gulf South,  Delaware         100%    Naylor Industries, Inc.
Inc.

Insituform Holdings (UK)United Kingdom   100%    INA Acquisition Corp.
Ltd.

Insituform International,Liberia; Delawre100%    INA Acquisition Corp.
Inc.

Insituform InternationalNetherland       100%    INA Acquisition Corp.
N.V.;                   Antilles;
Insituform InternationalDelaware
(Antilles) N.V., Inc.

Insituform Italia SR1.  Italy            100%    INA Acquisition Corp.

Insituform Japan K.K.   Japan            100%    INA Acquisition Corp.

Insituform Licensees    Netherlands;     100%    INA Acquisition Corp.
                        BV/SA;
Insituform Licensees B.V.Delaware

Insituform Linings PLc  United Kingdom   51%     Insituform Holdings (UK)Ltd.

Insituform Mar-Tech     British Columbia 100%    INA Acquisition Corp.
Limited

Insituform Mid-America, Delaware         100%    Insituform Technologies,
Inc.                                             Inc.

Insituform Midwest, Inc.Delaware         100%    Insituform Technologies,Inc.

Insituform Missouri, Inc.Delaware        100%.   Insituform Mid-America,Inc.

Insituform (Netherlands)Netherlands      100%    Insituform Licensees BV/SA;
B.V.
Insituform (Netherlands)Delaware                 Insituform Licensees B.V.
B.V., Inc.

Insituform of New       Massachusetts    100%    H.T. Schneider, Inc.
England, Inc.

Insituform North, Inc.  Delaware         100%    Insituform Mid-America,Inc.

Insituform North AmericaTennessee        100%    Insituform Technologies,
Corp.                                            Inc.

Insituform Overseas     United Kingdom   100%    Insituform Holdings (UK)
Limited                                          Ltd.

Insituform (Pipes &     United Kingdom   100%    Insituform Holdings (UK)
Structures) Limited                              Ltd.

Insituform Plains, Inc. Delaware         100%    Insituform Mid-America,Inc.

Insituform de Puerto    Delaware         100%    Insituform Mid-America, Inc.Inc.

Insituform Rockies, Inc.Delaware         100%    Insituform Mid-America,Inc.

Insituform Southeast,   Florida          100%    Insituform Mid-America, Inc.Inc.

Instiuform Southwest    California       100%    Insituform Southwest, Inc.
                                                 (80%)
                                                 NuPipe California, Inc.(20%)

Insituform Southwest,   Delaware         100%    Insituform Technologies,
Inc.                                             Inc.

Insituform Technical    United Kingdom   100%    Insituform Holdings (UK)
Limited                                          Ltd.

Insituform Technologies,Alberta          100%    Insituform Mid-America, LimitedInc.

Insituform Technologies,United Kingdom   100%    Insituform Holdings (UK)
Limited                                          Ltd.

Insituform Texark, Inc. Delaware         100%    INA Acquisition Corp.

Insituform West, Inc.   Oregon           100%    INA Acquisition Corp.

Midsouth Partners       Tennessee        57-1/2% E-Midsout, Inc. (42-1/2%)
                                                 Insituform Southwest, Inc.
                                                 (15%)

Naylor Industries, Inc. Delaware         100%    Insituform Technologies,Inc.

NuPipe, Inc.            Oregon           100%    Insituform Technologies,Inc.

NuPipe California, Inc. Delaware         100%    NuPipe, Inc.

NuPipe International,   Delaware         100%    NuPipe, Inc.
Inc.

NuPipe Limited          United Kingdom   100%    Insituform Technologies,Inc.

NuPipe New England, Inc.Massachusetts    100%    H.T. Schneider, Inc.

PALTEM Systems, Inc.    Delaware         100%    Insituform Mid-America,Inc.

Pipe Rehab              Delaware         100%    Insituform Technologies,
International, Inc.                              Inc.

Titeliner NRO Corp.     Alberta          100%    Insituform Mid-America,Inc.

United Pipelines        Argentina        100%    Insituform Mid-America,
Argentina S.A.                                   Inc.

United Pipeline de      Mexico           55%     INA Acquisition Corp.
Mexico S.A. de C.V.

United Pipeline Systems Delaware         100%    Insituform Mid-America, U.S.A.,
Inc.                                             Inc.

United Sistema de       Chile            60%     Insituform Mid-America, Tuberias
Limitada                                         Inc.

/TABLE

                                   EXHIBIT 15.12

                          FORM OF COMPLIANCE CERTIFICATE

TO:  THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

     This Compliance Certificate is furnished pursuant to that certain Loan Agreement executed August 20, 1997 (as the same may be amended, restated or otherwise modified from time to time, the "Loan Agreement"), between Insituform Technologies, Inc., as Borrower, and NationsBank, N.A., as Lender. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings defined in the Loan Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.    I am the duly elected                        of the Borrower.

     2. I have reviewed the terms of the Loan Agreement and the Loan Documents and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of Borrower and each other Covered Person during the accounting period covered by the attached Financial Statements.

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default as of the date of this Compliance Certificate; {use for annual certificate: and (except as described in the Disclosure Addendum attached hereto), all of the representations and warranties of Borrower contained in the Loan Agreement would be true and correct if made on the date hereof.)

     4. {Use for annual financial statements: Schedule I attached hereto contains the Financial Statements for Borrower for the fiscal
           year ended           , which are complete and correct in all
           material respects and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).)

           (Use for quarterly: Schedule I attached hereto contains the Financial Statements for Borrower for the fiscal quarter ended
                      , which are complete and correct in all material respects (subject to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).)

     5. Borrower and every other Covered Person is in compliance with all of the covenants in the Loan Agreement, including the financial covenants in Section 17, and Schedule II attached hereto contains calculations based on Borrower's financial statements and other financial records that show Borrower's compliance with such financial covenants. The calculations and the data upon which they are based are believed by me to be complete and correct.

This Compliance Certificate, together with the Schedules hereto, is
executed and delivered this       day of              .
                            -----        -------------


Print Name:
Title:

                       SCHEDULE I TO COMPLIANCE CERTIFICATE

                       SCHEDULE II TO COMPLIANCE CERTIFICATE

     Calculations of Compliance with Financial Covenants for [fiscal quarter ended] [fiscal year ended] ______________ (Certification Period)

                          UNLIMITED GUARANTY

     This Unlimited Guaranty (this "Guaranty"), effective
August 20, 1997, (the "Effective Date") is given by each of the undersigned entities (each a "Guarantor" and collectively the "Guarantors"), to NATIONSBANK, N.A., a national banking association ("Beneficiary").

     To induce, and in consideration of, beneficiary's execution of the Loan Agreement and Beneficiary's Commitments, and for other sufficient consideration, the receipt of which is hereby acknowledged, the Guarantors and Beneficiary hereby agree as follows:

     1. General. Unless the context of this Guaranty clearly requires otherwise, (i) references to the plural include the singular and vice versa, (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Guaranty, (iii) references to one gender include all genders, (iv) "including" is not limiting, (v) "or" has the inclusive meaning represented by the phrase "and/or", (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Guaranty refer to this Guaranty as a whole, including its Exhibits, and not to any particular provision of this Guaranty, (vii) the word "Section" or "section" and "Page" or "page" refer to a section or page, respectively, of this Guaranty unless it expressly refers to something else, (viii) reference to any agreement, document, or instrument, including this Guaranty, any other Loan Document and any agreement, document or instrument defined herein, means such agreement, document, or instrument as it may have been or may be amended, restated, extended, renewed, replaced, or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and includes all attachments thereto and instruments incorporated therein, if any, and (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions are for convenience only and do not affect the interpretation or construction of this Guaranty.

     2. Definitions. All capitalized terms not otherwise defined herein have the meanings given them in that certain Loan Agreement of even date herewith by and between Insitutform Technologies, Inc. ("Borrower") and Beneficiary (as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the "Loan Agreement").

     3. Acknowledgement of Capacity as a Covered Person Under the Loan Agreement. Each Guarantor acknowledges that it has reviewed the Loan Agreement and agrees that it is a "Covered
Person" (as that term is defined in the Loan Agreement and used in the Loan Agreement and the other Loan Documents). All of the representations and warranties, covenants, and agreements contained in the Loan Agreement and the other Loan Documents which are applicable to a Covered Person are incorporated into this Guaranty by this reference and each Guarantor, as such a Covered Person, hereby makes such representations and warranties to, and makes such covenants and agreements with, Beneficiary.
Each Guarantor further acknowledges and agrees that the failure of a Guarantor to comply with any terms of the Loan Agreement or the other Loan Documents applicable to such Guarantor as a Covered Person will result in a Default under the Loan Agreement and the other Loan Documents, entitling Beneficiary to all of their remedies thereunder and under applicable law and in equity.

     4.    Guaranty.

     4.1 Unlimited Guaranty of Payment and Performance. Guarantors hereby jointly and severally guaranty to Beneficiary, for the benefit of Beneficiary, the full and prompt payment and performance of the Loan Obligations and all costs of collection thereof, including reasonable attorneys' fees and expenses (whether or not there is litigation), court costs and all costs in connection with any proceedings under the United States Bankruptcy Code (collectively, the "Guarantied Obligations"). Each Guarantor understands and acknowledges that there is no limit on the Guarantied Obligations.

     4.2 Nature of Guaranty. This is a continuing, absolute and unconditional guaranty of payment and performance and not merely of collection. Each Guarantor's liability with respect to the Guarantied Obligations is primary, not secondary. Upon the occurrence of any Event of Default and at any time thereafter, Beneficiary may proceed directly against any Guarantor without first proceeding against Borrower, any other Person liable for the payment or performance of the Guarantied Obligations, or any Collateral or other security for the Guarantied Obligations. Beneficiary will not be required to mitigate damages or take any other action to reduce, collect or enforce the Guarantied Obligations. Only upon Final Payment will this Guaranty be released, subject to being automatically reinstated as provided in Section 7 herein until Final Payment.

     4.3 Place for Performance. All obligations of Guarantors under this Guaranty are performable and payable at the Lending
Office.

     5. No Release of Guarantors. Each Guarantor's liability under this Guaranty will not be reduced, extinguished, discharged or released by, and no Guarantor is entitled to raise as a defense, any:

     5.1 invalidity, irregularity or unenforceability of the Guarantied Obligations, Borrower's Loan Obligations or other obligations under the Loan Documents to which it is a party, or of such Guarantor's obligations under the Loan Documents to which it is a party, including this Guaranty;

     5.2 existing or future offset, claim, counterclaim or defense of Borrower, such Guarantor or any other party against Beneficiary or against payment of the Loan Obligations or the Guarantied Obligations (whether such offset, claim, counterclaim or defense arises in connection with the Loan Obligations or the Guarantied Obligations or the transactions creating the Loan Obligations or the Guarantied Obligations or otherwise);

     5.3 failure of such Guarantor to be given notice of a Default or Event of Default by Borrower;

     5.4 waivers of Defaults or Events of Default or other waivers under the Loan Documents;

     5.5 extensions of due dates for payments, modifications of interest rates or other payment terms with respect to the Guarantied Obligations or any other accommodation, indulgence or forbearance granted to Borrower;

     5.6 reorganization, merger or consolidation of Borrower or such Guarantor into or with any other Person;

     5.7 release of or non-perfection with respect to any or all of the Collateral or any other security for the Guarantied
Obligations;

     5.8 taking or accepting of any other security or collateral for, or guaranty of, any or all of the Guarantied Obligations;

     5.9 the death of or release of, or settlement or compromise with, any one or more other Persons who have guarantied, or are otherwise liable for the payment or performance of, any or all of the Guarantied Obligations;

     5.10 assignment or other transfer of, or granting of a participation in, any of the Guarantied Obligations or any Collateral or other security therefor, by Beneficiary;

     5.11  other acts or omissions which, in the absence of this
Section 5 would operate so as to reduce, extinguish, discharge or release such Guarantor's liability under this Guaranty (except for the full and indefeasible payment of the Guarantied Obligations, cancellation or termination of the Commitments, expiration of all

Letters of Credit, and termination of any other commitment to extend credit or make advances to or for the account of Borrower).

     6.    Waivers.

     6.1   Notice.  Each Guarantor hereby waives notice of
(i) acceptance of this Guaranty, (ii) any amendment, restatement or other modification of any of the Loan Documents (including modifications to interest rates or other payment terms of the Guarantied Obligations), (iii) Advances to Borrower by Beneficiary and fundings of Advances to Borrower by Beneficiary,
(iv) the occurrence of a Default or Event of Default, (v) any matter referred to in Section 5 of this Guaranty, and (vi) any other action at any time taken or omitted by Beneficiary, and generally, all demands and notices of every kind in connection with this Guaranty and the Loan Documents, except as expressly provided herein and in the Loan Agreement.

     6.2 Right of Contribution, Etc. Each Guarantor hereby waives any right of contribution, subrogation, reimbursement, indemnity, or repayment, and any other "claim", as that term is defined in the United States Bankruptcy Code, which such Guarantor might now have or hereafter acquire against Borrower or any other Person liable for the payment or performance of the Loan Obligations (other than pursuant to the Contribution Agreement of even date herewith among the Guarantors) that arises from the existence or performance of such Guarantor's obligations under this Guaranty; and such Guarantor waives the right to participate in any existing or future Collateral or other security for the Guarantied Obligations. Each Guarantor further agrees that such Guarantor will not enter into any agreement providing, directly or indirectly, for any contribution, subrogation, reimbursement, indemnity or repayment by Borrower on account of any payment made by such Guarantor hereunder, and that any such agreement would be void. Until Final Payment, no Guarantor has any right of contribution, subrogation, reimbursement, indemnity or repayment and no right of recourse to or with respect to any assets or property of any other guarantor or other Person liable for any of the Guarantied Obligations (other than pursuant to the Contribution Agreement of even date herewith among the Guarantors).

     6.3 Other. Each Guarantor hereby waives (i) diligence, presentment, demand for payment, protest or notice, whether of nonpayment, dishonor, protest or otherwise, (ii) any and all claims, counterclaims or defenses based upon, related to or arising out of (a) any matter referred to in Section 5 of this Guaranty, (b) any issue as to whether any sale or other disposition of any security for the Guarantied Obligations was conducted in a commercially reasonable fashion, (c) any election of remedies by Beneficiary, and (d) a theory that this Guaranty should be strictly construed against Beneficiary and Beneficiary, and (iv) all other defenses (except Final Payment) under applicable Law that would, but for this clause (iv), be available to such Guarantor as a defense against, or a reduction, extinguishment, discharge or release of its obligations under, this Guaranty.

     7. Reinstatement of Guaranty in Certain Circumstances. Each Guarantor agrees that, if any or all of a payment made by or on behalf of Borrower of any Guarantied Obligation is returned by any Person at any time for any reason, including pursuant to any settlement, order (whether or not final) of a court of competent jurisdiction, provision of the United States Bankruptcy Code, other debtor relief Law or other applicable Law or because of acts or omissions of Borrower, the Guarantied Obligations will not be deemed to have been satisfied to the extent of the returned payment and the obligations of such Guarantor will be deemed to be reinstated automatically and to continue in full force and effect. If Borrower ceases to be liable to Beneficiary for any of the Loan Obligations (other than by reason of Final Payment), then any prior release or discharge from this Guaranty will be without effect and this Guaranty and the obligations of each Guarantor hereunder will be automatically reinstated and continue in full force and effect.

     8. Representations and Warranties. Each Guarantor represents and warrants to Beneficiary as follows:

     8.1 Authorization. Each Guarantor is duly authorized to execute and perform this Guaranty and this Guaranty has been properly authorized by all requisite corporate, membership, or partnership action (as the case may be) of such Guarantor. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority or any other Person, is required in connection with such Guarantor's execution, delivery or performance of this Guaranty, except for those already duly obtained.

     8.2 Due Execution. This Guaranty has been executed on behalf of each Guarantor by a legally competent Person duly authorized to do so.

     8.3 Enforceability. This Guaranty constitutes the legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, except to the extent that the enforceability thereof against such Guarantor may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditor's rights generally or by equitable principles of general application.

     8.4 Legal Restraints. The execution of this Guaranty by each Guarantor, and the performance by such Guarantor of its obligations under this Guaranty, will not violate or constitute a default under the Charter Documents of such Guarantor, any Material Agreement, or any Material Law, and will not, except as expressly contemplated or permitted in this Guaranty, result in any Security Interest being imposed on any of such Guarantor's property.

     8.5 Independent Credit Evaluation. Each Guarantor has independently, and without reliance on any information supplied by Beneficiary, taken, and will continue to take, whatever steps such Guarantor deems necessary to evaluate the financial condition and affairs of Borrower. Beneficiary has no duty to advise any Guarantor of information at any time known to Beneficiary regarding such financial condition or affairs.

     8.6   No Representation By Beneficiary or Beneficiary.
Neither Beneficiary has not made any representation, warranty or statement to any Guarantor to induce such Guarantor to execute this Guaranty.

     9. Survival of Representations. All representations, warranties, and covenants of each Guarantor contained herein survive the execution and delivery of this Guaranty, and terminate only upon the full and indefeasible payment of all of the Guarantied Obligations, cancellation or termination of all of the Commitments, expiration of all Letters of Credit, and when Beneficiary have no other commitment to extend credit or make advances to or for the account of Borrower.

     10. Authorization to Charge Accounts. Each Guarantor hereby authorizes Beneficiary, if and to the extent any amount payable by such Guarantor under this Guaranty is not otherwise paid when due, to charge such amount against any or all of the accounts of such Guarantor with Beneficiary or any Affiliate of Beneficiary or any Affiliate of Beneficiary, with such Guarantor remaining liable for any deficiency.

     11. Beneficiary's Offset Rights. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, Beneficiary is hereby authorized, without notice to any Guarantor (any such notice being expressly waived by each Guarantor), to setoff against the Guarantied Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by Beneficiary to or for the credit or the account of such Guarantor, irrespective of whether or not demand has been made under the Loan Agreement, any Note, or this Guaranty, and to remit the proceeds of such setoff to Beneficiary for distribution to Beneficiary and application to the Loan Obligations as provided in the Loan Agreement.

     12. Enforcement. Each Guarantor acknowledges that all of the Guarantors are liable jointly and severally for the full amount of the Guarantied Obligations. Suits for the enforcement of this Guaranty may be brought, at the option of Beneficiary, against all Guarantors, or successively against each Guarantor, or against one or more but not against all Guarantors.

     13. Attorney's Fees and Other Costs. If Guarantors fail to pay the Guarantied Obligations as required by this Guaranty, then Guarantors will pay all costs incurred by Beneficiary in enforcing this Guaranty, including reasonable attorneys' fees and expenses (whether or not there is litigation), court costs and all costs incurred in connection with any proceedings under the United States Bankruptcy Code.

     14. Records. Beneficiary's books and records showing the account between Beneficiary and Borrower are admissible in evidence in any action or proceeding with respect to this Guaranty and constitute prima facie proof of the information therein.

     15. Binding Nature of Certain Adjudications. Each Guarantor will be conclusively bound by the final adjudication in any action or proceeding, legal or otherwise, involving any controversy arising under, in connection with, or in any way related to, any of the Guarantied Obligations, and by a final judgment, award or decree entered therein, if such Guarantor had the right, or was given the opportunity, to participate in such action or proceeding and was given notice of such action or proceeding in time to exercise such right or avail itself of such opportunity.

     16. Application of Payments. All payments made under this Guaranty will be allocated among the principal and interest and other components of the Guarantied Obligations and the other obligations of a Guarantor hereunder in such order and amount as Beneficiary may determine in its sole and absolute discretion.

     17. Limitation of Liability. Beneficiary will not have any liability with respect to, and each Guarantor hereby waives, releases and agrees not to sue for, (i) any loss or damage sustained by any Guarantor that may occur as a result of, in connection with, or that is in any way related to, any act or failure to act referred to in Section 5 of this Guaranty, or
(ii) any special, indirect or consequential damages suffered by any Guarantor in connection with any claim related to this Guaranty.

     18.   Miscellaneous.

     18.1 Notices. All notices, consents, requests and demands to or upon the respective parties hereto must be in writing, and will be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or when deposited in the United States mail, postage prepaid, or, in the case of telegraphic notice, or the overnight courier services, when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or to such other address as either party may designate by notice to the other in accordance with the terms of this Section. No notice given to or demand made on any Guarantor by Beneficiary or Beneficiary in any instance entitles Borrower to notice or demand in any other instance.

     18.2 Amendments and Waivers. No amendment to, waiver of, or departure from full compliance with any provision of this Guaranty, or consent to any departure by any Guarantor herefrom, will be effective unless it is in writing and signed by authorized officers of such Guarantor and Beneficiary; provided, however, that any such waiver or consent will be effective only in the specific instance and for the purpose for which given. No failure by Beneficiary to exercise, and no delay by Beneficiary in exercising, any right, remedy, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise by Beneficiary of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege.

     18.3 Rights Cumulative. Each of the rights and remedies of Beneficiary and Beneficiary under this Guaranty is in addition to all of their other rights and remedies under applicable Law, and nothing in this Guaranty may be construed as limiting any such rights or remedies.

     18.4 Successors and Assigns. This Guaranty binds Guarantors and their respective successors and assigns and inures to the benefit of Beneficiary, and each of its successors, transferees, participants and assignees. No Guarantor may delegate or transfer any of its obligations under this Guaranty without the prior written consent of Beneficiary. With respect to Guarantor's successors and assigns, such successors and assigns include any receiver, trustee or debtor-in-possession of or for Guarantor.

     18.5 Severability. Any provision of this Guaranty which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     18.6 Governing Law; No Third Party Rights. This Guaranty is to be governed by and construed and interpreted in accordance with the internal Laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles. This Guaranty is solely for the benefit of the parties hereto and Beneficiary, and their respective successors and assigns, and no other Person has any right, benefit, priority or interest under, or because of the existence of, this Guaranty.

     18.7 Counterparts. This Guaranty may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together constitute one and the same instrument. It is not necessary in making proof of this Guaranty to produce or account for more than one counterpart signed by the party to be charged.

     18.8 Counterpart Facsimile Execution. For purposes of this Guaranty, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Guaranty or any amendment or other document executed in compliance with this Section.

     18.9 Final Expression; No Course of Dealing. This Guaranty, together with the Loan Agreement, the other Loan Documents and any other agreement executed in connection herewith or therewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance or course of dealing rendered or taken under or with respect to this Guaranty, the Loan Agreement or the other Loan Documents will not be relevant to determine the meaning of this

Guaranty, the Loan Agreement or the other Loan Documents even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

     18.10 Negotiated Transaction. Each Guarantor and Beneficiary each represent to the other that in the negotiation and drafting of this Guaranty each has been represented by and has relied upon the advice of counsel of its choice. Each Guarantor and Beneficiary affirm that its counsel has had a substantial role in the drafting and negotiation of this Guaranty; therefore, this Guaranty will be deemed drafted by each of Borrower and Beneficiary, and the rule of construction to the effect that any ambiguities are to be resolved against the drafter will not be employed in the interpretation of this Guaranty.

     18.11 Attorney's Fees and Other Costs. If Guarantors fail to pay the Guarantied Obligations as required by this Guaranty, then Guarantors will pay all costs incurred by Beneficiary in enforcing this Guaranty, including reasonable attorneys' fees and actual attorneys' expenses (whether or not there is litigation), court costs and all reasonable costs incurred in connection with any proceedings under the United States Bankruptcy Code.

     18.12 Assignment By Beneficiary. To the extent permitted in the Loan Agreement, Beneficiary may grant a participation interest in or assign or transfer to another Person any instrument, document or agreement evidencing any of the Guarantied Obligations and Beneficiary's rights under this Guaranty.

     18.13 Choice of forum. Guarantors hereby agree to the exclusive jurisdiction of the federal court of the Eastern District of Missouri and the state courts of Missouri located in St. Louis County or the City of St. Louis, Missouri, with respect to any dispute exclusively between Beneficiary and any Guarantor and waive any objection based on venue or forum non conveniens with respect to any action instituted therein, and agree that any dispute exclusively between Beneficiary and any Guarantor concerning the relationship between any Guarantor and Beneficiary or the conduct of any of them in connection with this Guaranty or otherwise may be heard only in the courts described above.

     18.14 Service of process. Each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to such Guarantor at its address set forth on the signature page hereof, and service so made will be deemed to be completed five (5) days after the same has so deposited in the U.S. Mails, certified or registered; or at Beneficiary's option, by service upon CT Corporation, which each Guarantor irrevocably appoints as such Guarantor's agent for the purpose of accepting service of process within the State of Missouri. Beneficiary will promptly forward by registered mail any process so served upon said agent to such Guarantor at its address on the signature page hereof. Nothing in this Section affects the right of Beneficiary to serve legal process in any other manner permitted by Law.

     18.15 Waiver of jury trial. Each Guarantor and Beneficiary hereby waive any right to trial by jury of any claim, demand, action or cause of action (i) arising under this Guaranty or any other Loan Document, or (ii) in any way connected with or related or incidental to the dealings of the parties hereto or either of them in respect of this Guaranty or any other Loan Document, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise. Each Guarantor and Beneficiary agree and consent that any such claim, demand, action or cause of action will be decided by court trial without a jury and that either may file an original counterpart or a copy of this Guaranty with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

             [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, this Guaranty has been duly executed as of the date first above written.

Affholder, Inc.                  INA Acquisition Corp.

by its  Vice President                by its  Vice President
      ---------------------                -----------------------
s/William A. Martin              s/William A. Martin
---------------------------           ----------------------------
Notice address:                  Notice address:

702 Spirit 40 Park Drive              702 Spirit 40 Park Drive
---------------------------           ----------------------------
Chesterfield, MO 63005                Chesterfield, MO 63005
---------------------------           ----------------------------
Attn:  William A. Martin              Attn:  William A. Martin
     ----------------------                -----------------------
FAX #  314-530-8703              FAX #  314-530-8703
     ----------------------                -----------------------
TEL #  314-530-8034              TEL #  314-530-8034
     ----------------------                -----------------------

Insituform Central, Inc.              Insituform Gulf South, Inc.

by its  Vice President                by its  Vice President
      ---------------------                -----------------------
s/William A. Martin              s/William A. Martin
---------------------------           ----------------------------
Notice address:                  Notice address:

702 Spirit 40 Park Drive              702 Spirit 40 Park Drive
---------------------------           ----------------------------
Chesterfield, MO 63005                Chesterfield, MO 63005
---------------------------           ----------------------------
Attn:  William A. Martin              Attn:  William A. Martin
     ----------------------                -----------------------
FAX #  314-530-8703              FAX #  314-530-8703
     ----------------------                -----------------------
TEL #  314-530-8034              TEL #  314-530-8034
     ----------------------                -----------------------

Insituform Mid-America, Inc.          Insituform Midwest, Inc.

by its  Vice President                by its  Vice President
      ---------------------                -----------------------
s/William A. Martin              s/William A. Martin
---------------------------           ----------------------------

Notice address:                  Notice address:

702 Spirit 40 Park Drive              702 Spirit 40 Park Drive
---------------------------           ----------------------------
Chesterfield, MO 63005                Chesterfield, MO 63005
---------------------------           ----------------------------
Attn:  William A. Martin              Attn:  William A. Martin
     ----------------------                -----------------------
FAX #  314-530-8703              FAX #  314-530-8703
     ----------------------                -----------------------
TEL #  314-530-8034              TEL #  314-530-8034
     ----------------------                -----------------------

Insituform Missouri, Inc.             Insituform of New England,
Inc.

by its  Vice President                by its  Treasurer
      ---------------------                -----------------------
s/William A. Martin              s/William A. Martin
---------------------------           ----------------------------
Notice address:                  Notice address:

702 Spirit 40 Park Drive              702 Spirit 40 Park Drive
---------------------------           ----------------------------
Chesterfield, MO 63005                Chesterfield, MO 63005
---------------------------           ----------------------------
Attn:  William A. Martin              Attn:  William A. Martin
     ----------------------                -----------------------
FAX #  314-530-8703              FAX #  314-530-8703
     ----------------------                -----------------------
TEL #  314-530-8034              TEL #  314-530-8034
     ----------------------                -----------------------

Insituform North, Inc.                Insituform North America Corp.

by its  Vice President                by its  Vice President
      ---------------------                -----------------------
s/William A. Martin              s/William A. Martin
---------------------------           ----------------------------
Notice address:                  Notice address:

702 Spirit 40 Park Drive              702 Spirit 40 Park Drive
---------------------------           ----------------------------
Chesterfield, MO 63005                Chesterfield, MO 63005
---------------------------           ----------------------------
Attn:  William A. Martin              Attn:  William A. Martin
     ----------------------                -----------------------
FAX #  314-530-8703              FAX #  314-530-8703
     ----------------------                -----------------------
TEL #  314-530-8034              TEL #  314-530-8034
     ----------------------                -----------------------

Insituform Plains, Inc.               Insituform Rockies, Inc.

by its  Vice President                by its  Vice President
      ---------------------                -----------------------
s/William A. Martin              s/William A. Martin
---------------------------           ----------------------------
Notice address:                  Notice address:

702 Spirit 40 Park Drive              702 Spirit 40 Park Drive
---------------------------           ----------------------------
Chesterfield, MO 63005                Chesterfield, MO 63005
---------------------------           ----------------------------
Attn:  William A. Martin              Attn:  William A. Martin
     ----------------------                -----------------------
FAX #  314-530-8703              FAX #  314-530-8703
     ----------------------                -----------------------
TEL #  314-530-8034              TEL #  314-530-8034
     ----------------------                -----------------------

Insituform Southeast, Inc.            Insituform Southwest

                                 By: Insituform Southwest, Inc.
                                     Managing Partner

by its Vice President            by its  Vice President
      ---------------------                 ----------------------
s/William A. Martin              s/William A. Martin
---------------------------           ----------------------------
Notice address:                  Notice address:

702 Spirit 40 Park Drive              702 Spirit 40 Park Drive
---------------------------           ----------------------------
Chesterfield, MO 63005                Chesterfield, MO 63005
---------------------------           ----------------------------
Attn:  William A. Martin              Attn:  William A. Martin
     ----------------------                -----------------------
FAX #  314-530-8703              FAX #  314-530-8703
     ----------------------                -----------------------
TEL #  314-530-8034              TEL #  314-530-8034
     ----------------------                -----------------------

Insituform Texark, Inc.               Insituform West, Inc.

by its  Vice President                by its  Vice President
      ---------------------                -----------------------
s/William A. Martin              s/William A. Martin
---------------------------           ----------------------------

Notice address:                  Notice address:

702 Spirit 40 Park Drive              702 Spirit 40 Park Drive
---------------------------           ----------------------------
Chesterfield, MO 63005                Chesterfield, MO 63005
---------------------------           ----------------------------
Attn:  William A. Martin              Attn:  William A. Martin
     ----------------------                -----------------------
FAX #  314-530-8703              FAX #  314-530-8703
     ----------------------                -----------------------
TEL #  314-530-8034              TEL #  314-530-8034
     ----------------------                -----------------------

NuPipe, Inc.                     United Pipeline Systems
                                  USA, Inc.

by its  Vice President                by its  Vice President
      ---------------------                -----------------------
s/William A. Martin              s/William A. Martin
---------------------------           ----------------------------
Notice address:                  Notice address:

702 Spirit 40 Park Drive              702 Spirit 40 Park Drive
---------------------------           ----------------------------
Chesterfield, MO 63005                Chesterfield, MO 63005
---------------------------           ----------------------------
Attn:  William A. Martin              Attn:  William A. Martin
     ----------------------                -----------------------
FAX #  314-530-8703              FAX #  314-530-8703
     ----------------------                -----------------------
TEL #  314-530-8034              TEL #  314-530-8034
     ----------------------                -----------------------

                        CONTRIBUTION AGREEMENT

     This Contribution Agreement ("Agreement") is entered into as of August 20, 1997, by and among Affholder, Inc., a Missouri corporation, INA Acquisition Corp., a Delaware corporation, Insituform Central, Inc., a Delaware corporation, Insituform Gulf South, Inc., a Delaware corporation, Insituform Mid-America, Inc., a Delaware corporation, Insituform Midwest, Inc., a Delaware corporation, Insituform Missouri, Inc., a Delaware corporation, Insituform of New England, Inc., a Massachusetts corporation, Insituform North, Inc., a Delaware corporation, Insituform North America Corp., a Tennessee corporation, Insituform Plains, Inc., a Delaware corporation, Insituform Rockies, Inc., a Delaware corporation, Insituform Southeast, Inc., a Florida corporation, Insituform Southwest, a California partnership, Insituform Texark, Inc., a Delaware corporation, Insituform West, Inc., an Oregon corporation, NuPipe, Inc., an Oregon corporation, and United Pipeline Systems USA, Inc., a Delaware corporation (each individually a "Contributor", and collectively the "Contributors") for the benefit of NationsBank, N.A., a national banking association (the "Beneficiary").

                               Recitals
                               --------

     A. Insituform Technologies, Inc., a Delaware corporation ("Borrower") and Beneficiary have entered into that certain Loan Agreement of even date herewith (as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the "Loan Agreement").

     B. As a condition, among others, to Beneficiary's willingness to enter into the Loan Agreement and provide credit thereunder, Beneficiary has required each of the Contributors to guaranty the Loan Obligations of Borrower. Each of the Contributors has executed an Unlimited Guaranty, dated as of even date herewith (collectively, the "Guaranty"), in which such Contributor guaranties to Beneficiary the full and prompt payment and performance of the Loan Obligations and all costs of collection thereof, including but not limited to reasonable attorneys' fees and expenses (whether or not there is litigation), court costs and all costs in connection with any proceedings under the United States Bankruptcy Code (the "Guarantied Obligations").

     C. Each of the Contributors is engaged in a business related to the business of each other Contributor. Each
Contributor is a direct or indirect subsidiary of Borrower. Each of the Contributors will derive direct and indirect economic benefit from all of the financial accommodations provided by Beneficiary under the Loan Agreement.

                               Agreement
                               ---------
     In consideration of the foregoing, the mutual agreements below and other sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows for the benefit of the Beneficiary:

1.   Definitions.

     1.1. In General. Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan
Agreement.

     1.2.  Special Definitions.  As used in this Agreement,

           1.2.1.     "Insolvency Proceeding" means and includes
     (i) any judicial or non-judicial proceeding seeking or involving the appointment of a receiver, trustee, conservator, or liquidator for a Contributor or its assets,
     (ii) an assignment by a Contributor for the benefit of its creditors, or a composition or arrangement by a Contributor with its creditors, or (iii) a voluntary or involuntary proceeding for liquidation or reorganization of a Contributor under the Bankruptcy Code; and

           1.2.2.     "Marshalling Event" means and includes
     (i) the liquidation of a Contributor in connection with its dissolution, (ii) the sale of all or substantially all of the assets of a Contributor, whether or not in connection with its dissolution, (iii) the dissolution of a Contributor, or (iv) any other event or transaction in which the assets or liabilities of a Contributor are marshalled other than an Insolvency Proceeding, in each case under this
     Section 1.2.2, other than in a transaction not prohibited by the Loan Agreement.

2.   Mutual Contribution Obligations.

     2.1. To the extent that any Contributor makes a payment on any of its Guarantied Obligations (a "Guarantied Obligation Payment"), then such Contributor (the "Entitled Contributor") is entitled to contribution and indemnification from, and reimbursement by, each other Contributor in the amount of the Contribution Obligation of such other Contributor hereunder.

     2.2. The "Contribution Obligation" of a Contributor with respect to a Guarantied Obligation Payment of an Entitled
Contributor is an amount equal to the greater of

     (a) the lesser of (i) such Contributor's Guarantied
     Obligation Limit at the time the Guarantied Obligation
     Payment is made and (ii) such Contributor's Allocable Share of the Guarantied Obligation Payment, and

     (b) the amount of all proceeds from the Revolving Loans or the benefit of the Letters of Credit actually received by such Contributor or applied by Beneficiary or the recipient thereof directly or indirectly for the benefit of such Contributor, less the sum of any repayments thereof and any Guarantied Obligation Payments made by such Contributor prior to the time the applicable Guarantied Obligation Payment is made.

     2.3. The "Guarantied Obligation Limit" of each Contributor is the maximum amount of liability which could be asserted and enforced by Beneficiary against such Contributor with respect to the Guarantied Obligations as of the time of the applicable Guarantied Obligation Payment without (i) rendering such Contributor "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA") or Section 428.014 of the Missouri Revised Statutes, (ii) leaving such Contributor with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 428.024 of the Missouri Revised Statutes, or (iii) leaving such Contributor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 428.024 of the Missouri Revised Statutes.

     2.4. The "Allocable Share" of a Contributor is a fraction, the numerator of which is such Contributor's Guarantied Obligation Limit at the time the applicable Guarantied Obligation Payment is made and the denominator of which is the sum of the Guarantied Obligation Limit of all of the Contributors as of such time.

3.   Subordination of Intercompany Claims Among Contributors.

     3.1. Until Final Payment, and without in any way limiting any provisions of any Loan Document, the following provisions apply.

           3.1.1. Every claim for contribution, indemnity or reimbursement arising under Section 2 of this Agreement (collectively, the "Intercompany Claims"), are hereby subordinated in right of payment to all of the Guarantied Obligations of the Contributors, including but not limited to those which arise after the commencement of an Insolvency Proceeding with respect to any Contributor, whether or not allowed or allowable as a claim against such Contributor or its assets in such Insolvency Proceeding.

           3.1.2. No Contributor is entitled to receive any payments in cash, securities or other property, or by means of set-off, with respect to any Intercompany Claim.

           3.1.3. Each Contributor will immediately pay over to Beneficiary all amounts received by it in payment of its Intercompany Claims against other Contributors, including but not limited to all cash, securities or other property received in any Insolvency Proceeding or in connection with any Marshalling Event on account of its Intercompany Claims, in the precise form in which such amounts are received (with any endorsements thereon or assignments thereof as may be required by Beneficiary), for application to the Loan Obligations in such order and relative amounts as Beneficiary determines in its sole discretion. In the event a Contributor fails to make any such endorsement or assignment to Beneficiary, Beneficiary or any of its officers or employees is hereby irrevocably authorized to do so on behalf of such Contributor, as such Contributor's attorney-in-fact. Until so paid over, such Contributor will hold such amounts in trust for Beneficiary.

           3.1.4. No Contributor will, without the prior written consent of Beneficiary, (a) make demand for, accelerate, sue for or otherwise enforce, or seek to enforce, any right or remedy with respect to any Intercompany Claim or any security therefor, by judicial or administrative action or otherwise, or (b) file or join the filing of any petition commencing an Insolvency Proceeding against another Contributor, or otherwise initiate or participate in the initiation of any similar proceedings for the benefit of creditors of another Contributor;

           3.1.5. If an Insolvency Proceeding is commenced with respect to a Contributor, or a Marshalling Event occurs with respect to a Contributor, each other Contributor will timely file all claims, proofs of claim or other instruments of similar character necessary to enforce its Intercompany Claims. If any such other Contributor fails timely to do so, Beneficiary, or any of its officers or employees, is hereby irrevocably authorized to do so as attorney-in-fact for such other Contributor.

           3.1.6.       Each Contributor hereby appoints
     Beneficiary, or any of its officers or employees, as attorney-in-fact for such Contributor (which appointment is acknowledged to be coupled with an interest and is, therefore, irrevocable), with the power but not the duty to
     (i) file any claim, proof of claim or other instrument of similar character in any Insolvency Proceeding with respect to another Contributor, to vote claims comprising
     Intercompany Claims in any such Insolvency Proceeding, and to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension in any such Insolvency Proceeding, (ii) demand, sue for, collect and receive any moneys, dividends or other assets in payment of Intercompany Claims and give acquittance therefor, and (iii) take such other action in Beneficiary's own name or in the name of any Contributor as Beneficiary may deem necessary or advantageous for the enforcement of Intercompany Claims. Each Contributor will execute and deliver to Beneficiary such additional powers-of-attorney and other instruments as Beneficiary may deem necessary to accomplish the foregoing.

     3.2. The provisions of Section 3.1 notwithstanding, so long as no Event of Default has occurred, Intercompany Claims against a Contributor may be paid in the ordinary course of such Contributor's business as conducted on the date of this Agreement to the extent not prohibited by the Loan Agreement or other Loan Documents. Following the occurrence of an Event of Default, all such payments will be made directly to Beneficiary for application to the Loan Obligations.

4. This is a continuing agreement of each Contributor and Beneficiary may continue, at any time and without notice to any Contributor, to extend credit or other financial accommodations and loan monies to Borrower on the faith hereof. If any Contributor has a waivable right under applicable law or otherwise to terminate or revoke the provisions of Section 3, such Contributor hereby irrevocably waives such right. If any Contributor has any non-waivable right under applicable law or otherwise to terminate or revoke the provisions of Section 3, such termination or revocation is not effective until written notice of such termination or revocation, signed by such Contributor, is actually received by Beneficiary. Such termination or revocation will not affect this Agreement in relation to any of the Guarantied Obligations which arose prior to receipt thereof or which are created after receipt thereof, if such Guarantied Obligations were incurred either through readvances by Beneficiary pursuant to Beneficiary's financing arrangements with Borrower or for the purpose of protecting any of the Collateral, including but not limited to all protective advances, costs, expenses, and attorneys' fees, whenever made, advanced or incurred by Beneficiary in connection with the Loan Obligations. If, in reliance on this Agreement, Beneficiary extends credit or other financial accommodations or loans monies to or for the benefit of any Contributor, or takes other action under the Loan Documents after any such termination or revocation by a Contributor, but prior to the receipt by Beneficiary of written notice as required above, the rights of Beneficiary are the same as if such termination or revocation had not occurred.

5. Each Contributor acknowledges that all Advances made by Beneficiary under the Loan Agreement and other Loan Documents will be made in reliance upon this Agreement. Each Contributor expressly waives all notices not specifically required pursuant to the terms of this Agreement, and each Contributor expressly waives reliance by Beneficiary upon the subordination and other agreements herein. Each Contributor acknowledges that no Contribution Obligation will be diminished or extinguished by, and that no Contributor is entitled to raise as a defense to any Contribution Obligation, any:

     5.1. invalidity, irregularity or unenforceability of the Loan Obligations, the Guarantied Obligations, or of any Contribution Obligation;

     5.2. failure of Contributor to be given notice of default with respect to the Loan Obligations;

     5.3. reorganization, merger or consolidation of any Borrower or Contributor into or with any other Person;

     5.4. waiver of Borrower's defaults or extensions of due dates for payments or other accommodations, indulgences or forbearance granted to Borrower with respect to the Loan
Obligations or the Loan Documents;

     5.5. release of or non-perfection with respect to part or all of any security for the Loan Obligations;

     5.6. taking or accepting of any other security, collateral or guaranty of payment of any or all of the Loan Obligations;

     5.7. release of or settlement or compromise with any one or more Contributors or by release of or settlement or compromise with any one or more other Persons who are otherwise liable for the payment or performance of all or any portion of the Loan Obligations;

     5.8. assignment or other transfer by Beneficiary of any part of the Loan Obligations or any collateral or security securing any portion of the Loan Obligations; or

     5.9. other acts or omissions which, in the absence of this Section, would operate so as to impair, diminish or extinguish any Contributor's liability hereunder, except for full and irrevocable payment of the Loan Obligations.

6. Except as expressly set forth herein, each Contributor acknowledges that Beneficiary has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of any of the Loan Documents or the collectibility of the Loan Obligations. Beneficiary is entitled to manage and supervise its loans to Borrower in accordance with applicable law and Beneficiary's usual practices, modified from time to time as Beneficiary deems appropriate under the circumstances, without regard to the existence of any rights that any Contributor may now or hereafter have with respect to other Contributors. Beneficiary will not have any liability to any Contributor for, and each Contributor hereby waives any claim which any Contributor may now or hereafter have against, Beneficiary arising out of any actions which Beneficiary takes or omits to take with respect to any Loan Documents or to the collection of the Loan Obligations or the valuation, use, protection or release of any of the Collateral (including but not limited to actions with respect to the creation, perfection or continuation of liens or security interests in any of the Collateral, actions with respect to any Default or Event of Default, actions with respect to foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Loan Obligations from any account debtor, guarantor or any other party).

7. Except as provided herein, no Contributor, as a result of any Intercompany Claim, has any right of contribution, reimbursement, repayment, subrogation or indemnity or right of recourse to or with respect to any assets or property of any other Contributor until Final Payment.

8.   Miscellaneous.

     8.1. Nothing set forth in this Agreement impairs the obligations of Borrower to pay any amounts, as and when the same becomes due and payable in accordance with the terms of the Loan
Agreement or any of the other Loan Documents.

     8.2. Each Contributor will maintain a record of all disbursements of Loan proceeds to, transfers of Loan proceeds to, transfers of Loan proceeds by, and repayments of Loan proceeds by, such Contributor.

     8.3. The parties hereto acknowledge that the rights of contribution, indemnification and reimbursement hereunder constitute assets in favor of each Contributor to which such contribution, indemnification and reimbursement is owing.

     8.4. Each Contributor agrees and acknowledges that each Intercompany Claim is payable upon demand, subject to the terms of this Agreement.

     8.5. This Agreement has been delivered in St. Louis, Missouri and is to be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles.

     8.6. Wherever possible, each provision of this Agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under such law, such provision is ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     8.7. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together constitute one and the same instrument. It is not necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

     8.8. If one or more Contributors (the "Released Contributors") is released from the Guaranty by written consent of Beneficiary, this Agreement will be deemed amended to apply only to those Contributors which have not been released. In such event, the calculations described in Section 2 of this Agreement will be performed as if the Released Contributors were never a party to this Agreement.


             [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.


Affholder, Inc.            INA Acquisition Corp

by its Vice President      by its Vice President
      --------------------             -------------------------
s/William A. Martin        s/William A. Martin
--------------------------       -------------------------------

Insituform Central, Inc.         Insituform Gulf South, Inc.

by its Vice President      by its Vice President
      --------------------             -------------------------
s/William A. Martin        s/William A. Martin
--------------------------       -------------------------------

Insituform Mid-America, Inc.     Insituform Midwest, Inc.

by its Vice President      by its Vice President
      --------------------             -------------------------
s/William A. Martin        s/William A. Martin
--------------------------       -------------------------------

Insituform Missouri, Inc.        Insituform of New England, Inc.

by its Vice President      by its Treasurer
      --------------------             -------------------------
s/William A. Martin        s/William A. Martin
--------------------------       -------------------------------

Insituform North, Inc.           Insituform North America Corp.

by its Vice President      by its Vice President
      --------------------             -------------------------
s/William A. Martin        s/William A. Martin
--------------------------       -------------------------------

Insituform Plains, Inc.          Insituform Rockies, Inc.

by its Vice President      by its Vice President
      --------------------             -------------------------
s/William A. Martin        s/William A. Martin
--------------------------       -------------------------------

Insituform Southeast, Inc.       Insituform Southwest (partnership)

                           By: Insituform Southwest, Inc.
                               Managing Partner

by its Vice President      by its Vice President
      --------------------             -------------------------
s/William A. Martin        s/William A. Martin
--------------------------       -------------------------------

Insituform Texark, Inc.          Insituform West, Inc.

by its Vice President      by its Vice President
      --------------------             -------------------------
s/William A. Martin        s/William A. Martin
--------------------------       -------------------------------

NuPipe, Inc.               United Pipeline Systems USA, Inc.

by its Vice President      by its Vice President
      --------------------             -------------------------
s/William A. Martin        s/William A. Martin
--------------------------       -------------------------------



Agreed to and accepted as
of the date first written above

NATIONSBANK, N.A.

by its Vice President
      ----------------------

s/Emil A. Krueger
----------------------------